Exhibit 99.1

Hecla Reports Third Quarter 2022 Results

Positive free cash flow generation from all operations for the first nine months

COEUR D'ALENE, Idaho--(BUSINESS WIRE)--November 9, 2022--Hecla Mining Company (NYSE:HL) today announced third quarter 2022 financial and operating results.

THIRD QUARTER HIGHLIGHTS

  Record throughput at Greens Creek; Lucky Friday produced 1 million silver ounces for two consecutive quarters
  Consolidated silver production guidance increased, operating and capital cost guidance maintained
  Deferred approximately $24 million in sales at Greens Creek and Lucky Friday to the fourth quarter
  Keno Hill has completed 30% of total planned pre-production development as of October 31, 2022
  Net loss applicable to common stockholders of $(23.7) million or $(0.04) per share (basic), and adjusted net loss of $(12.0) million or $(0.02) per share1
  Adjusted EBITDA of $26.6 million, net debt to adjusted EBITDA ratio of 1.92
  All operations free cash flow positive year to date with total cost of sales for silver of $246.4 million and all-in sustaining cost (AISC) per silver ounce of $10.17
  $144.7 million in cash and cash equivalents with approximately $260 million in available liquidity
  Positive drilling results at Keno Hill and Greens Creek with intercepts in excess of 100 ounces of silver per ton at Keno Hill and wide high-grade intercepts at Greens Creek
  Strong safety performance with an all-injury frequency rate of 1.32 for the first nine months, 37% below the U.S. average and an improvement of 19% over the nine-month period in 2021

“Hecla reported another quarter of solid operational performance as Greens Creek achieved its best ever throughput and Lucky Friday's production exceeded 1 million ounces for the second consecutive quarter,” said Phillips S. Baker Jr., President & CEO. “Free cash flow generation was lower for the quarter due to deferral of the sale of about a million ounces of silver and other metals, increased capital investment in our mines, and Alexco acquisition costs. All operations are free cash flow positive year to date and reflect the strong margins at our silver operations despite lower prices and an inflationary environment.”

Baker continued, “Hecla is the United States’ largest silver miner, producing about 40% of all the silver mined. With Keno Hill's pre-production development on plan, we should become Canada's largest silver miner in the next few years.”

FINANCIAL OVERVIEW

"Total cost of sales" as used in this release is comprised of cost of sales and other direct production costs and depreciation, depletion and amortization.

In Thousands unless stated otherwise	Q3-2022	Q2-2022	Q1-2022	Q4-2021	Q3-2021	YTD-2022	YTD-2021
FINANCIAL AND OPERATIONAL HIGHLIGHTS
Sales	$146,339	$191,242	$186,499	$185,078	$193,560	$524,080	$622,395
Total cost of sales	$137,892	$153,979	$141,070	$131,837	$158,332	$432,941	$457,835
Gross profit	$8,447	$37,263	$45,429	$53,241	$35,228	$91,139	$164,560
(Loss) income applicable to common stockholders	$(23,664)	$(13,661)	$4,015	$11,737	$(1,117)	$(33,310)	$22,806
Basic (loss) income per common share (in dollars)	$(0.04)	$(0.03)	$0.01	$0.02	$—	$(0.06)	$0.04
Adjusted EBITDA [2]	$26,554	$70,474	$58,202	$58,249	$49,414	$155,230	$220,531
Net Debt to Adjusted EBITDA2,*	1.9						1.1
Cash (used in) provided by operating activities	$(24,322)	$40,183	$37,909	$53,355	$42,742	$53,770	$166,982
Capital Expenditures	$(37,430)	$(34,329)	$(21,478)	$(28,838)	$(26,899)	$(93,237)	$(80,210)
Free Cash Flow [3]	$(61,752)	$5,854	$16,431	$24,517	$15,843	$(39,467)	$86,772
Production Highlights
Silver ounces produced	3,549,392	3,645,454	3,324,708	3,226,927	2,676,084	10,525,917	9,660,313
Silver payable ounces sold	2,479,724	3,387,909	2,687,261	2,606,622	2,581,690	8,554,894	9,027,180
Gold ounces produced	44,747	45,719	41,707	47,977	42,207	132,173	153,350
Gold payable ounces sold	40,443	44,225	41,053	44,156	53,000	125,721	157,454
Cash Costs and AISC, each after by-product credits[4,5]
Silver cash costs per ounce	$3.43	$(1.14)	$1.09	$1.69	$2.49	$1.11	$1.26
Silver AISC per ounce	$14.20	$8.55	$7.64	$10.08	$12.82	$10.17	$8.88
Gold cash costs per ounce	$1,349	$1,371	$1,516	$1,143	$1,163	$1,409	$1,127
Gold AISC per ounce	$1,738	$1,641	$1,810	$1,494	$1,450	$1,729	$1,349
Realized Prices
Silver, $/ounce	$18.30	$20.68	$24.68	$23.49	$23.97	$21.25	$25.75
Gold, $/ounce	$1,713	$1,855	$1,880	$1,802	$1,792	$1,817	$1,794
Lead, $/pound	$0.95	$0.97	$1.08	$1.13	$1.02	$0.98	$1.00
Zinc, $/pound	$1.23	$1.44	$1.79	$1.74	$1.35	$1.47	$1.34
*Reflects trailing twelve months ending September 30,2022. Reconciliations are available at the end of the release.

Sales in the third quarter declined by $44.9 million compared to the second quarter of 2022 primarily due to lower realized prices for all metals, and lower revenue from the deferral of silver concentrate shipments from Greens Creek and Lucky Friday to the fourth quarter. Compared to the prior quarter, realized silver prices have declined 12%, gold has declined 8%, lead and zinc prices are lower by 2% and 15% respectively. In comparison to the same quarter last year, gold prices are relatively unchanged, while silver prices have declined by 24% with lead and zinc lower by 7% and 9% respectively. The deferral of approximately 1 million ounces of silver, 1,800 ounces of gold, and 1,300 tons of lead in the silver concentrate shipments at Greens Creek was to ensure adequate volumes of concentrate for cost-effective shipping. At Lucky Friday the deferral was due to a planned multi week shutdown of the Trail smelter for maintenance. This concentrate is being shipped to a new customer and represents approximately 5% of Lucky Friday's annual concentrate production.

Total cost of sales for silver were $76.7 million for the third quarter and were lower by $14.2 million over the prior quarter due to lower depreciation and higher product inventory. Cash costs and AISC (each after by-product credits) for silver were $3.43 and $14.20 per silver ounce respectively. Cash costs increased by $4.57 per ounce over the prior quarter primarily due to lower by-product credits attributable to lower lead and zinc production as well as lower prices. AISC increased by $5.65 per silver ounce over the prior quarter due to the factors affecting cash costs.4,5

Total cost of sales for gold were $59.5 million and declined marginally over the prior quarter. Gold cash cost per ounce, after by-product credits, declined by $22 attributable to higher production. AISC increased by $97 per ounce due to higher sustaining capital and exploration spend partially offset by higher production.4,5

Labor and the current inflationary environment are challenging at all operations. Labor availability remains constrained in the market with a shortage of skilled miners and maintenance workers. Inflationary pressures have led to a 10-15% increase in costs since the beginning of the year. Labor and input costs for steel, reagents, fuel, and other consumables continue to remain elevated impacting all the operations.

In the first half of the year, by-product credits helped offset the inflationary pressures for the silver segment due to strong by-product production as well as prices. However, lower base metal production and prices in the third quarter reduced the by-product credits. The inflationary environment is expected to remain challenging for the fourth quarter and into 2023.

Loss applicable to common stockholders for the third quarter was $(23.7) million, or $(0.04) per share, compared to a loss of $(13.7) million, or $(0.03) per share, in the second quarter of 2022, impacted by the following factors:

  Gross profit decreased by $28.8 million primarily due to lower revenues and higher per unit costs as described above
  Exploration and pre-development expenses increased by $3.9 million reflecting increased exploration and drilling activity across Hecla's mines and projects during the exploration season
  General and administrative expenses increased by $1.3 million reflecting incremental costs following the Alexco acquisition

Partially offset by:

  A net foreign exchange gain of $5.7 million versus $4.5 million in the prior quarter reflecting the appreciation of the U.S. dollar (“USD”) against the Canadian dollar (“CAD”) during the current quarter
  Lower unrealized losses on our investment portfolio of $10.6 million reflecting a smaller reduction in the fair value of the portfolio compared to the prior quarter
  An income tax benefit of $9.5 million versus a provision of $0.3 million in the prior quarter

Cash used in operating activities was $24.3 million, compared to cash provided by operating activities of $40.2 million in the prior quarter. However, cash provided before working capital changes increased over the prior quarter. Working capital changes in the third quarter were negative $36.7 million compared to $32.6 million in the prior quarter, and are primarily related to an increase in ending inventory from the deferral of silver concentrate shipments at Greens Creek and Lucky Friday to the fourth quarter and semi-annual interest payment on the outstanding debt.

Capital expenditures totaled $37.4 million, an increase of $3.1 million over the prior quarter as planned. Expenditures were at Greens Creek of $7.0 million, Lucky Friday of $16.1 million, Casa Berardi of $10.8 million, and Keno Hill of $3.6 million. Free cash flow for the quarter was negative $61.8 million, a decline of $67.6 million over the prior quarter due to the increase in working capital changes and higher capital spend.3

Forward Sales Contracts for Base Metals and Foreign Currency

The Company uses financially settled forward sales contracts to manage exposures to changes in prices of zinc and lead. At September 30, 2022, the Company had contracts covering approximately 39% of the forecasted payable zinc production (through 2025) at an average price of $1.32 per pound, and 38% of the forecasted payable lead production (through 2024) at an average price of $1.00 per pound. The fair value of the net metal derivative contracts on our forecasted hedges was an asset of $27.4 million, an increase of $11.3 million over the prior quarter.

The Company also manages CAD exposure through forward contracts. At September 30, 2022, the Company had hedged approximately 52% of forecasted CAD direct production costs for Casa Berardi through 2026 at an average CAD/USD rate of 1.31. The Company has also hedged approximately 32% of capital costs for Casa Berardi for 2022 at 1.33. At the Keno Hill, 66% of planned spend for the fourth quarter is hedged at an average CAD/USD rate of 1.34. The fair value of the net currency derivatives contracts is a liability of $10.8 million, an increase of $12.7 million over the prior quarter.

OPERATIONS OVERVIEW
Greens Creek Mine - Alaska

Dollars are in thousands except cost per ton	Q3-2022	Q2-2022	Q1-2022	Q4-2021	Q3-2021	YTD-2022	YTD-2021
GREENS CREEK
Tons of ore processed	229,975	209,558	211,687	221,814	211,142	651,220	620,153
Total production cost per ton	$185.34	$197.84	$192.16	$174.55	$181.60	$191.58	$178.29
Ore grade milled - Silver (oz./ton)	13.6	14.0	13.8	12.6	11.1	13.8	13.8
Ore grade milled - Gold (oz./ton)	0.07	0.08	0.07	0.07	0.07	0.07	0.08
Ore grade milled - Lead (%)	2.4	3.0	2.8	2.6	2.7	2.7	3.0
Ore grade milled - Zinc (%)	6.3	7.2	6.6	6.3	7.1	6.7	7.4
Silver produced (oz.)	2,468,280	2,410,598	2,429,782	2,262,635	1,837,270	7,308,660	6,980,587
Gold produced (oz.)	11,412	12,413	11,402	10,229	9,734	35,227	35,859
Lead produced (tons)	4,428	5,184	4,883	4,731	4,591	14,495	15,142
Zinc produced (tons)	12,580	13,396	12,494	12,457	13,227	38,470	41,191
Sales	$60,875	$92,723	$86,090	$87,865	$84,806	$239,688	$296,978
Total cost of sales	$(52,502)	$(60,506)	$(49,636)	$(49,251)	$(55,193)	$(162,644)	$(163,861)
Gross profit	$8,373	$32,217	$36,453	$38,614	$29,613	$77,044	$133,117
Cash flow from operations	$7,749	$41,808	$56,295	$50,632	$40,626	$105,852	$157,387
Exploration	$3,776	$929	$165	$696	$2,472	$4,870	$3,895
Capital additions	$(6,988)	$(14,668)	$(3,092)	$(9,544)	$(6,228)	$(24,748)	$(14,339)
Free cash flow [3]	$4,537	$28,069	$53,368	$41,784	$36,870	$85,974	$146,943
Cash cost per ounce, after by-product credits[4]	$2.65	$(3.29)	$(0.90)	$0.50	$0.74	$(0.49)	$(1.03)
AISC per ounce, after by-product credits[5]	$8.61	$3.48	$1.90	$5.66	$5.94	$4.69	$2.40

Greens Creek produced 2.5 million ounces of silver and the mill achieved record mill throughput of 2,500 tons per day. Lead and zinc production for the quarter declined 15% and 6% respectively due to lower grades which led to the deferral of a silver concentrate shipment into the fourth quarter to ensure adequate volumes for cost effective shipping. Costs associated with the shipment were included in inventory in the third quarter, and the approximate revenue and cash flow impact of this deferral in the fourth quarter is expected to be $18 million.

Cash cost per silver ounce increased by $5.94 over the prior quarter primarily due to lower by-product credits. AISC per silver ounce increased by $5.13 compared to the prior quarter due to the reasons impacting cash costs, and increased exploration which was partially offset by lower capital spending.4,5

Cash flow from operations for the quarter was $7.7 million, a decline of $34.1 million over the prior quarter; free cash flow for the quarter was $4.5 million, a decline of $23.5 million. For the first nine months of the year, Greens Creek has generated $105.8 million in cash flow from operations and $86.0 million in free cash flow respectively and remains on track to achieve its production and cost guidance for the year.

Lucky Friday Mine - Idaho

Dollars are in thousands except cost per ton	Q3-2022	Q2-2022	Q1-2022	Q4-2021	Q3-2021	YTD-2022	YTD-2021
LUCKY FRIDAY
Tons of ore processed	90,749	97,497	77,725	80,097	78,227	265,971	241,740
Total production cost per ton	$207.10	$211.45	$247.17	$198.83	$190.66	$220.41	$189.06
Ore grade milled - Silver (oz./ton)	12.5	13.2	12.0	12.5	11.2	12.7	11.3
Ore grade milled - Lead (%)	8.5	8.8	8.2	8.1	7.2	8.5	7.4
Ore grade milled - Zinc (%)	4.2	3.9	3.6	3.3	3.3	3.9	3.5
Silver produced (oz.)	1,074,230	1,226,477	887,858	955,401	831,532	3,188,565	2,608,727
Lead produced (tons)	7,172	8,147	5,980	6,131	5,313	21,299	17,006
Zinc produced (tons)	3,279	3,370	2,452	2,296	2,319	9,101	7,673
Sales	$28,460	$35,880	$38,040	$32,938	$29,783	102,380	98,550
Total cost of sales	$(24,166)	$(30,348)	$(29,265)	$(23,252)	$(23,591)	(83,779)	$(74,287)
Gross profit	$4,294	$5,532	$8,775	$9,686	$6,192	$18,601	$24,263
Cash flow from operations	$11,624	$21,861	$11,765	$16,953	$15,017	$45,250	$45,641
Capital additions	$(16,125)	$(11,501)	$(9,652)	$(9,109)	$(9,133)	$(37,278)	(20,776)
Free cash flow [3]	$(4,501)	$10,360	$2,113	$7,844	$5,884	$7,972	$24,865
Cash cost per silver ounce, after by-product credits[4]	$5.23	$3.07	$6.57	$4.50	$6.35	$4.77	$7.37
AISC per silver ounce, after by-product credits[5]	$15.98	$9.91	$13.15	$12.54	$16.79	$12.86	$15.00

Lucky Friday produced 1.1 million ounces of silver during the third quarter, a 12% decrease over the prior quarter due to lower mined tons and feed grades attributable to mine sequencing, commissioning of new equipment, and prioritization of projects for increasing future throughput and production. The third quarter also marked two consecutive quarters of throughput exceeding 90,000 tons and silver production exceeding 1 million ounces.

At the Lucky Friday, 2,000 dry metric tonnes of silver concentrate was inventoried to be shipped to a new customer in the fourth quarter. Costs associated with the deferral of this concentrate shipment were in inventory in the third quarter, and impact on revenues and cash flow for the fourth quarter is expected to be approximately $6.0 million. Total cost of sales was $24.2 million, a decrease of $6.2 million over the prior quarter due to lower depreciation expense, an increase in concentrate inventory, and lower ore volume mined and production. Cash cost and AISC per silver ounce (each after by-product credits) were $5.23 and $15.98, respectively, and higher compared to the prior quarter due to lower production, and lower by-product credits because of lower base metal production and prices.4,5

Casa Berardi Mine - Quebec

Dollars are in thousands except cost per ton	Q3-2022	Q2-2022	Q1-2022	Q4-2021	Q3-2021	YTD-2022	YTD-2021
CASA BERARDI
Tons of ore processed – underground	162,215	176,576	161,609	161,355	167,435	500,400	533,262
Tons of ore processed – surface pit	227,726	225,042	224,541	225,662	230,708	677,309	607,967
Tons of ore processed – total	389,941	401,618	386,150	387,017	398,143	1,177,709	1,141,229
Surface tons mined – ore and waste	2,822,906	2,149,412	1,892,339	1,507,457	1,483,231	6,864,657	4,996,522
Total production cost per ton	$114.52	$113.07	$117.96	$108.82	$86.95	115.15	$95.13
Ore grade milled – Gold (oz./ton) – underground	0.15	0.19	0.14	0.17	0.16	0.17	0.16
Ore grade milled – Gold (oz./ton) - surface pit	0.06	0.05	0.05	0.07	0.04	0.06	0.06
Ore grade milled – Gold (oz./ton) – combined	0.10	0.10	0.09	0.11	0.09	0.09	0.10
Gold produced (oz.) – underground	22,181	22,866	19,374	22,910	24,170	64,421	75,180
Gold produced (oz.) – surface pit	11,154	10,440	10,866	14,356	5,552	32,460	22,065
Gold produced (oz.) – total	33,335	33,306	30,240	37,266	29,722	96,881	97,245
Silver produced (oz.) – total	6,882	8,379	7,068	7,967	7,012	22,329	25,604
Sales	$56,939	$62,639	$62,101	$60,054	$56,065	$181,679	$185,098
Total cost of sales	$(59,532)	$(61,870)	$(62,168)	$(57,069)	$(58,164)	$(183,570)	$(172,760)
Gross profit/(loss)	$(2,593)	$769	$(67)	$2,985	$(2,099)	(1,891)	$12,338
Cash flow from operations	$8,721	$7,417	$8,089	$10,029	$17,058	$24,227	$71,164
Exploration	$2,624	$1,341	$2,635	$2,124	$4,382	$6,600	$3,551
Capital additions	$(10,771)	$(8,093)	$(7,808)	$(9,537)	$(11,488)	$(26,672)	$(40,080)
Free cash flow [3]	$574	$665	$2,916	$2,616	$9,952	$4,155	$34,635
Cash Cost per gold ounce, after by-product credits[4]	$1,349	$1,371	$1,516	$1,137	$1,175	$1,409	$1,127
AISC per gold ounce, after by-product credits[5]	$1,738	$1,641	$1,810	$1,470	$1,476	$1,729	$1,387

Casa Berardi produced 33,335 ounces of gold compared to 33,306 ounces in the prior quarter. The mill continues to perform well and operated at an average quarterly throughput of 4,239 tons per day ("tpd") with a new record set in September as monthly production throughput reached 4,856 tpd, beating the last monthly record in May 2022 of 4,533 tpd.

Total cost of sales for the third quarter 2022 was $59.5 million, a reduction of $2.3 million from the $61.9 million in the prior quarter. Cash cost per gold ounce decreased by $22 over the prior quarter to $1,349 primarily due to higher production. AISC per gold ounce increased by $97 to $1,738 driven by higher exploration and capital spend partially offset by higher production.4,5

Keno Hill - Yukon Territory

At the Keno Hill mine, focus is on development and drilling of the Bermingham and Flame & Moth deposits to bring the mine into full and consistent production by the end of 2023. As of October 31, 2022, 30% of total planned pre-production development is complete, and we expect to complete approximately 50% of the development by the end of the fourth quarter.

Fourth quarter capital spending is forecast at $10-$12 million for development, infill drilling, and equipment purchases. Since the acquisition, Keno Hill is seeing its lowest turnover in the mine's recent history and is expected to achieve the hiring rate for production. We are implementing Hecla's Health and Safety Management System and Environmental Management System in the fourth quarter.

EXPLORATION AND PRE-DEVELOPMENT UPDATE

Exploration and pre-development expenditures were $15.1 million for the quarter with focus on exploration drilling at Keno Hill, exploration and definition drilling at Greens Creek, underground drilling at the West Mine in Casa Berardi, and exploration drilling at the large land packages at Aurora, Nevada and Republic, Washington.

Keno Hill, Yukon Territory

Exploration drilling on the underexplored Coral Wigwam target area has discovered high-grade silver mineralization. Assay results to date include 101.5 oz/ton silver over 7.3 feet estimated true width.

Greens Creek, Alaska

At Greens Creek, drilling has focused on resource expansion and conversion which have yielded positive results. Three underground core drills are focused on resource conversion in the 200 South and East ore zones and on exploration in the East, 5250, 200 South, and Gallagher Fault Block zones. Additionally, two helicopter supported core drills are focused on drilling extensions to the Upper Plate Zone near the mine and the Lil’Sore target area approximately 3 miles northwest of the mine. These positive results continue to confirm and expand mineral zones. Significant assay intercepts for different zones are:

  Southwest Bench: 74.3 oz/ton silver, 0.52 oz/ton gold, 5.7% zinc and 2.9% lead over 10.5 feet and 25.7 oz/ton silver, 0.15 oz/ton gold, 6.4% zinc, and 3.1% lead over 20.1 feet
  200 South: 18.5 oz/ton silver, 0.02 oz/ton gold, 2.6% zinc, and 1.1% lead over 44.7 feet
  East Zone: 51.6 oz/ton silver, 0.05 oz/ton gold, 0.1% zinc, and 0.0% lead over 11.1 feet and 227.8 oz/ton silver, 2.84 oz/ton gold, 4.2% zinc, and 0.4% lead over 2.9 feet
  West Zone: 37.0 oz/ton silver, 0.26 oz/ton gold, 18.3% zinc, and 9.5% lead over 47.2 feet and 55.2 oz/ton silver, 0.16 oz/ton gold, 16.5% zinc, and 8.9% lead over 31.2 feet

Detailed complete drill assay highlights can be found in Table A at the end of the release.

Figure 1: Plan view showing drilling locations and areas where assays have been received in relation to the multiple ore zones at Greens Creek

Casa Berardi, Quebec

At Casa Berardi, up to seven underground core drills and one surface core drill were focused on definition and exploration drilling in multiple zones and target areas and one surface core drill was focused on condemnation drilling.

Drilling targeted the 113, 118, 119 and Lower Inter zones. In the 113 Zone, two drill rigs are testing offsets and depth extensions of multiple 113 lenses. In the 118 Zone, drilling has been focused on defining continuity and expanding mineralization in the 118-14, and 118-15 lenses up and down plunge and to the east. Most of the 118 drilling has been showing good vertical continuity of mineralization. The drilling targeting the 119-02 lens show that the structure remains open at depth while closing to the east. Highlights include:

  113: 0.56 oz/ton gold over 9.5 feet, including 1.61 oz/ton gold over 2.6 feet
  118: 0.20 oz/ton gold over 8.2 feet
  119: 0.16 oz/t gold over 14.8 feet.

More complete drill assay highlights can be found in Table A at the end of the release.

Aurora, Nevada

Exploration drilling has confirmed wide and high-grade vein mineralization along the Martinez-Juniata-Chesco mineral trend. This mineralization continues to be open for expansion along strike and dip. Some significant intercepts are:

  Martinez Zone: 0.40 oz/ton gold and 1.8 oz/t silver over 31.1 feet estimated true width, which includes 1.26 oz/ton gold and 4.4 oz/t silver over 6.7 feet estimated true width.
  Juniata Zone: 0.43 oz/ton gold and 1.9 oz/ton silver over 14.9 feet estimated true width, which includes 0.76 oz/ton gold, 3.5 oz/ton silver over 8.0 feet estimated true width.
  Chesco Zone: 0.73 oz/ton gold and 7.7 oz/ton silver over 12.2 feet estimated true width

Republic, Washington

Exploration drilling identified high-grade vein mineralization at both the Lone Pine-Blacktail and Tom Thumb target areas. Wide zones of lower grade, potentially bulk mineable, material surround some of the high-grade vein intercepts at Lone Pine-Blacktail. Drilling also discovered an offset segment of the Tom Thumb Vein 850 feet across the Mud Lake Fault into the basin.

DIVIDENDS

Common Stock

The Board of Directors declared a quarterly cash dividend of $0.00375 per share of common stock for the minimum dividend component. The common stock dividend is payable on or about December 7, 2022, to stockholders of record on November 25, 2022. The realized silver price was $18.30 per ounce in the third quarter and did not satisfy the criterion for the silver-linked component under the Company's common stock dividend policy.

Preferred Stock

The Board of Directors elected to declare a quarterly cash dividend of $0.875 per share of preferred stock, payable on or about January 3, 2023, to stockholders of record on December 15, 2022.

2022 GUIDANCE

The Company has reaffirmed its guidance for annual production, cost, and exploration and pre-development. The Company is maintaining its consolidated capital guidance with lower forecasted capital spend at the Lucky Friday and Casa Berardi due to timing of expenditures, offset by the inclusion of Keno Hill.

(millions)
	Previous	Current
Capital expenditures	$150 - $160	$150 - $160
Greens Creek	$42 - $45	$42 - $45
Lucky Friday	$60 - $64	$56 - $58
Casa Berardi	$45 - $48	$42 - $45
Keno Hill	NA	$10 - $12

CONFERENCE CALL AND WEBCAST

A conference call and webcast will be held Wednesday, November 9, 2022 at 10:00 a.m. Eastern Standard Time to discuss these results. You may join the conference call by dialing toll-free 1-888-330-2391 or for international dialing 1-240-789-2702. The Conference ID is 4812168. Please dial-in and provide the Conference ID number at least 10 minutes prior to the start time to join the call and mitigate any hold times. Hecla's live and archived webcast can be accessed at www.hecla-mining.com under Investors/Events & Webcasts.

ONE ON ONE CALLS

Hecla will make available members of management for one on one calls with any interested parties on Wednesday, November 9, from 12:00 p.m. to 2:00 p.m. Eastern Standard Time.

Hecla invites stockholders, investors, and other interested parties to schedule a personal, 30-minute virtual meeting (video or telephone) with a member of management to discuss operations, exploration, or general matters. Click on the link below to schedule a call (or copy and paste the link into your web browser.) You can select a topic once you have entered the meeting calendar. If you are unable to book a time, either due to high demand or for other reasons, please reach out to Anvita M. Patil, Vice President - Investor Relations and Treasurer at hmc-info@hecla-mining.com or 208-769-4100.

One-on-One meeting URL: https://calendly.com/2022-november-vie

ABOUT HECLA

Founded in 1891, Hecla is the largest silver producer in the United States. In addition to operating mines in Alaska, Idaho, Quebec, Canada, the Company is developing a mine in the Yukon, Canada, and owns a number of exploration and pre-development projects in world-class silver and gold mining districts throughout North America.

NOTES

Non-GAAP Financial Measures

Non-GAAP financial measures are intended to provide additional information only and do not have any standard meaning prescribed by United States generally accepted accounting principles (GAAP). These measures should not be considered in isolation or as a substitute for measures of performance prepared in accordance with GAAP. The non-GAAP financial measures cited in this release and listed below are reconciled to their most comparable GAAP measure at the end of this release.

(1) Adjusted net income (loss) applicable to common stockholders is a non-GAAP measurement, a reconciliation of which to net income (loss) applicable to common stockholders, the most comparable GAAP measure, can be found at the end of the release. Adjusted net income (loss) is a measure used by management to evaluate the Company's operating performance but should not be considered an alternative to net income (loss) as defined by GAAP. They exclude certain impacts which are of a nature which we believe are not reflective of our underlying performance. Management believes that adjusted net income (loss) per common share provides investors with the ability to better evaluate our underlying operating performance.

(2) Adjusted EBITDA is a non-GAAP measurement, a reconciliation of which to net income(loss), the most comparable GAAP measure, can be found at the end of the release. Adjusted EBITDA is a measure used by management to evaluate the Company's operating performance but should not be considered an alternative to net income, or cash provided by operating activities as those terms are defined by GAAP, and does not necessarily indicate whether cash flows will be sufficient to fund cash needs. In addition, the Company may use it when formulating performance goals and targets under its incentive program. Net debt to adjusted EBITDA is a non-GAAP measurement, a reconciliation of which to debt and net income (loss), the most comparable GAAP measurements, can be found at the end of the release. It is an important measure for management to measure relative indebtedness and the ability to service the debt relative to its peers. It is calculated as total debt outstanding less total cash on hand divided by adjusted EBITDA.

(3) Free cash flow is a non-GAAP measure calculated as cash provided by operating activities less additions to properties, plants and equipment. Free cash flow for Greens Creek, Lucky Friday and Casa Berardi adjusts cash provided by operating activities by excluding exploration and pre-development expense, as it is a discretionary expenditure and not a component of the mines’ operating performance.

(4) Cash cost, after by-product credits, per silver and gold ounce is a non-GAAP measurement, a reconciliation of which to total cost of sales, can be found at the end of the release. It is an important operating statistic that management utilizes to measure each mine's operating performance. It also allows the benchmarking of performance of each mine versus those of our competitors. As a primary silver mining company, management also uses the statistic on an aggregate basis - aggregating the Greens Creek and Lucky Friday mines - to compare performance with that of other silver mining companies, and aggregating Casa Berardi and the Nevada operations, to compare its performance with other gold mining companies. Similarly, the statistic is useful in identifying acquisition and investment opportunities as it provides a common tool for measuring the financial performance of other mines with varying geologic, metallurgical and operating characteristics. In addition, the Company may use it when formulating performance goals and targets under its incentive program.

(5) All-in sustaining cost (AISC), after by-product credits, is a non-GAAP measurement, a reconciliation of which to cost of sales and other direct production costs and depreciation, depletion and amortization, the closest GAAP measurement, can be found in the end of the release. AISC, after by-product credits, includes total cost of sales, expenses for reclamation and exploration at the mines sites, corporate exploration related to sustaining operations, and all site sustaining capital costs. AISC, after by-product credits, is calculated net of depreciation, depletion, and amortization and by-product credits.

Current GAAP measures used in the mining industry, such as cost of goods sold, do not capture all the expenditures incurred to discover, develop and sustain silver and gold production. Management believes that all-in sustaining costs is a non-GAAP measure that provides additional information to management, investors and analysts to help (i) in the understanding of the economics of our operations and performance compared to other producers and (ii) in the transparency by better defining the total costs associated with production. Similarly, the statistic is useful in identifying acquisition and investment opportunities as it provides a common tool for measuring the financial performance of other mines with varying geologic, metallurgical and operating characteristics. In addition, the Company may use it when formulating performance goals and targets under its incentive program.

Cautionary Statements to Investors on Forward-Looking Statements

This news release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which are intended to be covered by the safe harbor created by such sections and other applicable laws, including Canadian securities laws. When a forward-looking statement expresses or implies an expectation or belief as to future events or results, such expectation or belief is expressed in good faith and believed to have a reasonable basis. However, such statements are subject to risks, uncertainties, and other factors, which could cause actual results to differ materially from future results expressed, projected or implied by the forward-looking statements. Forward-looking statements often address our expected future business and financial performance and financial condition and often contain words such as “anticipate,” “intend,” “plan,” “will,” “could,” “would,” “estimate,” “should,” “expect,” “believe,” “project,” “target,” “indicative,” “preliminary,” “potential” and similar expressions. Forward-looking statements in this news release may include, without limitation: (i) the Company could be the largest silver producer in the U.S. and Canada; (ii) the Company will be able to bring Keno Hill into full and consistent production before the end of 2023; (iii) the Company will be able to increase throughput and increase future production at the Lucky Friday; (iv) the Company will achieve 50% of planned pre-production development at Keno Hill by the end of 2022 and will achieve full and consistent production by year end 2023 with the hiring rate required for production; and (v) mine-specific and Company-wide 2022 estimates of future production, sales and costs of sales, as well as cash cost and AISC per ounce (in each case after by-product credits) and Company-wide estimated spending on capital, exploration and pre-development for 2022. The material factors or assumptions used to develop such forward-looking statements or forward-looking information include that the Company’s plans for development and production will proceed as expected and will not require revision as a result of risks or uncertainties, whether known, unknown or unanticipated, to which the Company’s operations are subject.

Estimates or expectations of future events or results are based upon certain assumptions, which may prove to be incorrect, which could cause actual results to differ from forward-looking statements. Such assumptions, include, but are not limited to: (i) there being no significant change to current geotechnical, metallurgical, hydrological and other physical conditions; (ii) permitting, development, operations and expansion of the Company’s projects being consistent with current expectations and mine plans; (iii) political/regulatory developments in any jurisdiction in which the Company operates being consistent with its current expectations; (iv) the exchange rate for the USD/CAD being approximately consistent with current levels; (v) certain price assumptions for gold, silver, lead and zinc; (vi) prices for key supplies being approximately consistent with current levels; (vii) the accuracy of our current mineral reserve and mineral resource estimates; (viii) the Company’s plans for development and production will proceed as expected and will not require revision as a result of risks or uncertainties, whether known, unknown or unanticipated; (ix) counterparties performing their obligations under hedging instruments and put option contracts; (x) sufficient workforce is available and trained to perform assigned tasks; (xi) weather patterns and rain/snowfall within normal seasonal ranges so as not to impact operations; (xii) relations with interested parties, including Native Americans, remain productive; (xiii) maintaining availability of water rights; (xiv) factors do not arise that reduce available cash balances; and (xv) there being no material increases in our current requirements to post or maintain reclamation and performance bonds or collateral related thereto.

In addition, material risks that could cause actual results to differ from forward-looking statements include, but are not limited to: (i) gold, silver and other metals price volatility; (ii) operating risks; (iii) currency fluctuations; (iv) increased production costs and variances in ore grade or recovery rates from those assumed in mining plans; (v) community relations; (vi) conflict resolution and outcome of projects or oppositions; (vii) litigation, political, regulatory, labor and environmental risks; (viii) exploration risks and results, including that mineral resources are not mineral reserves, they do not have demonstrated economic viability and there is no certainty that they can be upgraded to mineral reserves through continued exploration; (ix) the failure of counterparties to perform their obligations under hedging instruments; (x) the Company takes a material impairment charge on its Nevada operations; and (xi) the Company is unable to remain in compliance with all terms of its credit agreement in order to maintain continued access to the revolver. For a more detailed discussion of such risks and other factors, see the Company’s 2021 Form 10-K, filed with the Securities and Exchange Commission (SEC) on February 23, 2022 and Form 10-Q filed with the SEC on August 5, 2022 for a more detailed discussion of factors that may impact expected future results, as well as the Company’s other SEC filings. The Company does not undertake any obligation to release publicly revisions to any “forward-looking statement,” including, without limitation, outlook, to reflect events or circumstances after the date of this news release or to reflect the occurrence of unanticipated events, except as may be required under applicable securities laws. Investors should not assume that any lack of update to a previously issued “forward-looking statement” constitutes a reaffirmation of that statement. Continued reliance on “forward-looking statements” is at investors’ own risk.

Qualified Person (QP)

Kurt D. Allen, MSc., CPG, VP - Exploration of Hecla Mining Company and Keith Blair, MSc., CPG, Chief Geologist of Hecla Limited, who serve as a Qualified Person under S-K 1300 and NI 43-101, supervised the preparation of the scientific and technical information concerning Hecla’s mineral projects in this news release. Technical Report Summaries (each a “TRS”) for each of the Company’s material properties are filed as exhibits 96.1, 96.2 and 96.3 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2021, and are available at www.sec.gov. Information regarding data verification, surveys and investigations, quality assurance program and quality control measures and a summary of analytical or testing procedures for (i) the Greens Creek Mine are contained in its TRS and in a NI 43-101 technical report titled “Technical Report for the Greens Creek Mine” effective date December 31, 2018, (ii) the Lucky Friday Mine are contained in its TRS and in its technical report titled “Technical Report for the Lucky Friday Mine Shoshone County, Idaho, USA” effective date April 2, 2014, (iii) Casa Berardi are contained in its TRS and in its technical report titled “Technical Report on the mineral resource and mineral reserve estimate for Casa Berardi Mine, Northwestern Quebec, Canada” effective date December 31, 2018, and (iv) the San Sebastian Mine, Mexico, are contained in a technical report prepared for Hecla titled “Technical Report for the San Sebastian Ag-Au Property, Durango, Mexico” effective date September 8, 2015. Also included in each TRS and the four technical reports is a description of the key assumptions, parameters and methods used to estimate mineral reserves and resources and a general discussion of the extent to which the estimates may be affected by any known environmental, permitting, legal, title, taxation, socio-political, marketing, or other relevant factors. Information regarding data verification, surveys and investigations, quality assurance program and quality control measures and a summary of sample, analytical or testing procedures are contained in technical reports prepared for Klondex Mines Ltd. for (i) the Fire Creek Mine (technical report dated March 31, 2018), (ii) the Hollister Mine (technical report dated May 31, 2017, amended August 9, 2017), and (iii) the Midas Mine (technical report dated August 31, 2014, amended April 2, 2015). Copies of these technical reports are available under Hecla’s profile on SEDAR at www.sedar.com. Mr. Allen and Mr. Blair reviewed and verified information regarding drill sampling, data verification of all digitally collected data, drill surveys and specific gravity determinations relating to all the mines. The review encompassed quality assurance programs and quality control measures including analytical or testing practice, chain-of-custody procedures, sample storage procedures and included independent sample collection and analysis. This review found the information and procedures meet industry standards and are adequate for Mineral Resource and Mineral Reserve estimation and mine planning purposes.

HECLA MINING COMPANY Condensed Consolidated Statements of Operations (dollars and shares in thousands, except per share amounts - unaudited)

	Three Months Ended		Nine Months Ended
	September 30, 2022	September 30, 2021	September 30, 2022	September 30, 2021
Sales	$146,339	$193,560	$524,080	$622,395
Cost of sales and other direct production costs	104,900	112,542	326,579	318,917
Depreciation, depletion and amortization	32,992	45,790	106,362	138,918
Total cost of sales	137,892	158,332	432,941	457,835
Gross profit	8,447	35,228	91,139	164,560
Other operating expenses:
General and administrative	11,003	8,874	28,989	27,985
Exploration and pre-development	15,128	17,108	39,136	35,039
Care and maintenance costs	5,092	6,910	16,539	17,014
Provision for closed operations and environmental matters	1,781	7,564	4,154	12,297
Other operating expense	902	3,344	5,310	10,626
Total other operating expenses	33,906	43,800	94,128	102,961
(Loss) income from operations	(25,459)	(8,572)	(2,989)	61,599
Other income (expense):
Interest expense	(10,874)	(10,469)	(31,785)	(31,484)
Fair value adjustments, net	(4,240)	9,287	(14,703)	(10,651)
Net foreign exchange gain (loss)	5,667	3,995	8,111	24
Other income (expense)	1,853	247	4,828	(192)
Total other (expense) income	(7,594)	3,060	(33,549)	(42,303)
(Loss) income before income and mining taxes	(33,053)	(5,512)	(36,538)	19,296
Income and mining tax (provision) benefit	9,527	4,533	3,642	3,924
Net (loss) income	(23,526)	(979)	(32,896)	23,220
Preferred stock dividends	(138)	(138)	(414)	(414)
(Loss) income applicable to common stockholders	$(23,664)	$(1,117)	$(33,310)	$22,806
Basic (loss) income per common share after preferred dividends	$(0.04)	$—	$(0.06)	$0.04
Weighted average number of common shares outstanding – basic	554,531	536,966	544,000	535,542
Weighted average number of common shares outstanding – diluted	554,531	536,966	544,000	541,769

HECLA MINING COMPANY Condensed Consolidated Statements of Cash Flows (dollars in thousands - unaudited)

	Quarter Ended		Nine Months Ended
	September 30, 2022	September 30, 2021	September 30, 2022	September 30, 2021
OPERATING ACTIVITIES
Net (loss) income	$(23,526)	$(979)	$(32,896)	$23,220
Non-cash elements included in net (loss) income
Depreciation, depletion and amortization	33,087	46,939	106,743	139,800
Write-down of inventory	1,405	93	2,159	6,524
Fair value adjustments, net	17,671	(13,192)	3,486	(7,978)
Provision for reclamation and closure costs	1,518	1,638	4,789	7,821
Stock compensation	1,773	1,472	4,298	4,774
Deferred income taxes	(16,538)	(10,141)	(17,828)	(17,886)
Foreign exchange loss (gain)	(4,911)	(3,842)	(8,353)	615
Other non-cash items, net	1,472	98	2,454	1,167
Change in assets and liabilities:
Accounts receivable	15,589	5,634	34,788	(3,798)
Inventories	(11,120)	16,653	(19,472)	22,372
Other current and non-current assets	(2,526)	(2,475)	(3,420)	1,650
Accounts payable, accrued and other current liabilities	(38,827)	(8,200)	(21,708)	(14,689)
Accrued payroll and related benefits	1,401	3,522	1,679	(1,829)
Accrued taxes	3,031	3,729	(2,652)	2,730
Accrued reclamation and closure costs and other non-current liabilities	(3,821)	1,793	(297)	2,489
Cash provided by operating activities	(24,322)	42,742	53,770	166,982

INVESTING ACTIVITIES
Additions to properties, plants, equipment and mineral interests	(37,430)	(26,899)	(93,237)	(80,210)
Proceeds from sale of investments	6,888	—	9,375	—
Proceeds from disposition of properties, plants and equipment	18	431	748	562
Purchases of investments	(8,641)	—	(30,540)	—
Proceeds from exchange of investments	—	1,811	—	1,811
Purchase of carbon credits	—	(200)	—	(200)
Acquisition, net	8,952	—	8,952	—
Pre-acquisition advance to Alexco	(25,000)	—	(25,000)	—
Changes in restricted cash and investment balances	2,011	—	2,011	—
Net cash used in investing activities	(53,202)	(24,857)	(127,691)	(78,037)

FINANCING ACTIVITIES
Draw on revolving credit facility	25,000	—	25,000	—
Proceeds from issuance of stock, net of related costs	4,542	—	4,542	—
Acquisition of treasury shares	—	—	(3,677)	(4,525)
Dividends paid to common and preferred stockholders	(3,522)	(6,178)	(10,549)	(17,169)
Credit facility fees paid	(443)	(26)	(517)	(108)
Repayments of finance leases	(1,889)	(1,828)	(5,222)	(5,598)
Net cash used in financing activities	23,688	(8,032)	9,577	(27,400)
Effect of exchange rates on cash	517	(443)	(804)	(471)
Net increase (decrease) in cash, cash equivalents and restricted cash	(53,319)	9,410	(65,148)	61,074
Cash, cash equivalents and restricted cash at beginning of period	199,234	$182,547	211,063	130,883
Cash, cash equivalents and restricted cash at end of period	$145,915	$191,957	$145,915	$191,957
Supplemental disclosure of cash flow information:
Cash paid for interest	$18,430	$18,674	$37,179	$37,173
Cash paid for income and mining taxes, net	$1,173	$830	$13,061	$10,299

HECLA MINING COMPANY Condensed Consolidated Balance Sheets (dollars and shares in thousands - unaudited)

	September 30, 2022	December 31, 2021
ASSETS
Current assets:
Cash and cash equivalents	$144,669	$210,010
Accounts receivable:
Trade	12,477	36,437
Other, net	12,846	8,149
Inventories	92,005	67,765
Derivative assets	7,190	2,709
Other current assets	14,733	16,557
Total current assets	283,920	341,627
Investments	13,299	10,844
Restricted cash	1,246	1,053
Properties, plants, equipment and mineral interests, net	2,553,974	2,310,810
Operating lease right-of-use asset	11,632	12,435
Deferred income taxes	45,562	45,562
Derivative assets	20,794	2,503
Other non-current assets	4,202	3,974
Total assets	$2,934,629	$2,728,808
LIABILITIES
Current liabilities:
Accounts payable and accrued liabilities	$87,850	$68,100
Accrued payroll and related benefits	26,385	28,714
Accrued taxes	7,344	12,306
Finance and operating leases	12,489	8,098
Derivative liabilities	5,774	19,353
Other current liabilities	10,949	14,553
Accrued reclamation and closure costs	10,594	9,259
Total current liabilities	161,385	160,383
Finance and operating leases	20,242	17,726
Accrued reclamation and closure costs	105,717	103,972
Long-term debt	530,745	508,095
Deferred tax liability	154,225	149,706
Derivative liabilities	5,560	18,528
Other non-current liabilities	1,987	9,611
Total liabilities	979,861	968,021
STOCKHOLDERS’ EQUITY
Preferred stock	39	39
Common stock	150,839	136,391
Capital surplus	2,241,649	2,034,485
Accumulated deficit	(397,096)	(353,651)
Accumulated other comprehensive income (loss)	(8,965)	(28,456)
Treasury stock	(31,698)	(28,021)
Total stockholders’ equity	1,954,768	1,760,787
Total liabilities and stockholders’ equity	$2,934,629	$2,728,808
Common shares outstanding	603,702	545,535

Non-GAAP Measures
(Unaudited)

Reconciliation of Cost of Sales (GAAP) to Cash Cost, Before By-product Credits and Cash Cost, After By-product Credits (non-GAAP) and All-In Sustaining Cost, Before By-product Credits and All-In Sustaining Cost, After By-product Credits (non-GAAP)

The tables below present reconciliations between the most comparable GAAP measure of cost of sales and other direct production costs and depreciation, depletion and amortization to the non-GAAP measures of Cash Cost, Before By-product Credits, Cash Cost, After By-product Credits, AISC, Before By-product Credits and AISC, After By-product Credits for our operations at the Greens Creek , Lucky Friday, Casa Berardi and Nevada Operations units for the nine month periods ended September 30, 2022 and 2021 and the three month periods ended September 30, June 30 and March 31, 2022.

Cash Cost, After By-product Credits, per Ounce and AISC, After By-product Credits, per Ounce are measures developed by precious metals companies (including the Silver Institute and the World Gold Council) in an effort to provide a uniform standard for comparison purposes. There can be no assurance, however, that these non-GAAP measures as we report them are the same as those reported by other mining companies.

Cash Cost, After By-product Credits, per Ounce is an important operating statistic that we utilize to measure each mine's operating performance. AISC, After By-product Credits, per Ounce is an important operating statistic that we utilize as a measures of our mines' net cash flow after costs for exploration, pre-development, reclamation, and sustaining capital. Current GAAP measures used in the mining industry, such as cost of goods sold, do not capture all the expenditures incurred to discover, develop and sustain silver and gold production. Cash Cost, After By-product Credits, per Ounce and AISC, After By-product Credits, per Ounce also allow us to benchmark the performance of each of our mines versus those of our competitors. As a silver and gold mining company, we also use these statistics on an aggregate basis - aggregating the Greens Creek and Lucky Friday mines - to compare our performance with that of other silver mining companies, and aggregating Casa Berardi and Nevada Operations for comparison to other gold mining companies. Similarly, these statistics are useful in identifying acquisition and investment opportunities as they provide a common tool for measuring the financial performance of other mines with varying geologic, metallurgical and operating characteristics.

Cash Cost, Before By-product Credits and AISC, Before By-product Credits include all direct and indirect operating cash costs related directly to the physical activities of producing metals, including mining, processing and other plant costs, third-party refining expense, on-site general and administrative costs, royalties and mining production taxes. AISC, Before By-product Credits for each mine also includes on-site exploration, reclamation, and sustaining capital costs. AISC, Before By-product Credits for our consolidated silver properties also includes corporate costs for general and administrative expense, reclamation, exploration, and pre-development. By-product credits include revenues earned from all metals other than the primary metal produced at each unit. As depicted in the tables below, by-product credits comprise an essential element of our silver unit cost structure, distinguishing our silver operations due to the polymetallic nature of their orebodies. Cash Cost, After By-product Credits, per Ounce and AISC, After By-product Credits, per Ounce provide management and investors an indication of operating cash flow, after consideration of the average price, received from production. We also use these measurements for the comparative monitoring of performance of our mining operations period-to-period from a cash flow perspective.

The Casa Berardi, Nevada Operations and combined gold properties information below reports Cash Cost, After By-product Credits, per Gold Ounce and AISC, After By-product Credits, per Gold Ounce for the production of gold, its primary product, and by-product revenues earned from silver, which is a by-product at Casa Berardi and Nevada Operations. Only costs and ounces produced relating to units with the same primary product are combined to represent Cash Cost, After By-product Credits, per Ounce and AISC, After By-product Credits, per Ounce. Thus, the gold produced at our Casa Berardi and Nevada Operations units is not included as a by-product credit when calculating Cash Cost, After By-product Credits, per Silver Ounce and AISC, After By-product Credits, per Silver Ounce for the total of Greens Creek and Lucky Friday, our combined silver properties. Similarly, the silver produced at our other two units is not included as a by-product credit when calculating the gold metrics for Casa Berardi and Nevada Operations.

Reconciliation of Cost of Sales to Non-GAAP Measures, continued
In thousands (except per ounce amounts)	Three Months Ended September 30, 2022				Three Months Ended June 30, 2022				Nine Months Ended September 30, 2022				Nine Months Ended September 30, 2021
	Greens Creek	Lucky Friday	Other	Total Silver	Greens Creek	Lucky Friday	Other	Total Silver	Greens Creek	Lucky Friday	Other	Total Silver	Greens Creek		Lucky Friday	Other(2)	Total Silver
Total cost of sales	$52,502	$24,164	—	$76,666	$60,506	$30,348	—	$90,854	$162,644	$83,779	—	$246,423	$163,861		$74,287	$95	$238,243
Depreciation, depletion and amortization	(10,305)	(7,261)	—	(17,566)	(13,629)	(8,862)	—	(22,491)	(35,354)	(24,155)	—	(59,509)	(42,410)		(20,328)	—	(62,738)
Treatment costs	9,477	4,791	—	14,268	8,778	4,803	—	13,581	27,369	13,271	—	40,640	27,444		13,087	—	40,531
Change in product inventory	4,464	3,022	—	7,486	(1,102)	503	—	(599)	9,899	2,620	—	12,519	(156)		(1,757)	—	(1,913)
Reclamation and other costs	(118)	(152)	—	(270)	(1,005)	(256)	—	(1,261)	(1,988)	(769)	—	(2,757)	(1,777)		(840)	(95)	(2,712)
Cash Cost, Before By-product Credits (1)	56,020	24,564	—	80,584	53,548	26,536	—	80,084	162,570	74,746	—	237,316	146,962		64,449	—	211,411
Reclamation and other costs	705	282	—	987	705	282	—	987	2,115	846	—	2,961	2,543		792	—	3,335
Exploration	3,776	—	722	4,498	929	—	769	1,698	4,870	—	2,207	7,077	3,895		—	1,359	5,254
Sustaining capital	10,219	11,264	187	21,670	14,668	8,110	99	22,877	30,843	24,937	334	56,114	17,459		19,104	—	36,563
General and administrative	—	—	11,003	11,003	—	—	9,692	9,692	—	—	28,989	28,989	—		—	27,985	27,985
AISC, Before By-product Credits (1)	70,720	36,110	11,912	118,742	69,850	34,928	10,560	115,338	200,398	100,529	31,530	332,457	170,859		84,345	29,344	284,548
By-product credits:
Zinc	(26,244)	(7,155)	—	(33,399)	(32,828)	(8,227)	—	(41,055)	(87,723)	(21,358)	—	(109,081)	(74,571)		(14,457)	—	(89,028)
Gold	(17,019)	—	—	(17,019)	(20,364)	—	—	(20,364)	(55,966)	—	—	(55,966)	(56,299)		—	—	(56,299)
Lead	(6,212)	(11,796)	—	(18,008)	(8,271)	(14,543)	—	(22,814)	(22,449)	(38,175)	—	(60,624)	(23,265)		(30,762)	—	(54,027)
Total By-product credits	(49,475)	(18,951)	—	(68,426)	(61,463)	(22,770)	—	(84,233)	(166,138)	(59,533)	—	(225,671)	(154,135)		(45,219)	—	(199,354)
Cash Cost, After By-product Credits	$6,545	$5,613	$—	$12,158	$(7,915)	$3,766	$—	$(4,149)	$(3,568)	$15,213	$—	$11,645	$(7,173)		$19,230	$—	$12,057
AISC, After By-product Credits	$21,245	$17,159	$11,912	$50,316	$8,387	$12,158	$10,560	$31,105	$34,260	$40,996	$31,530	$106,786	$16,724		$39,126	$29,344	$85,194
Divided by ounces produced	2,469	1,075		3,544	2,410	1,226		3,636	7,309	3,189		10,498	6,981	1,777	2,609		9,590
Cash Cost, Before By-product Credits, per Silver Ounce	$22.69	$22.87		$22.74	$22.21	$21.65		$22.03	$22.24	$23.44		$22.61	$21.05		$24.70		$22.05
By-product credits per ounce	(20.04)	(17.64)		(19.31)	(25.50)	(18.58)		(23.17)	(22.73)	(18.67)		(21.50)	(22.08)		(17.33)		(20.79)
Cash Cost, After By-product Credits, per Silver Ounce	$2.65	$5.23		$3.43	$(3.29)	$3.07		$(1.14)	$(0.49)	$4.77		$1.11	$(1.03)		$7.37		$1.26
AISC, Before By-product Credits, per Silver Ounce	$28.65	$33.62		$33.51	$28.98	$28.49		$31.72	$27.42	$31.53		$31.67	$24.48		$32.33		$29.67
By-product credits per ounce	(20.04)	(17.64)		(19.31)	(25.50)	(18.58)		(23.17)	(22.73)	(18.67)		(21.50)	(22.08)		(17.33)		(20.79)
AISC, After By-product Credits, per Silver Ounce	$8.61	$15.98		$14.20	$3.48	$9.91		$8.55	$4.69	$12.86		$10.17	$2.40		$15.00		$8.88

Reconciliation of Cost of Sales to Non-GAAP Measures, continued
In thousands (except per ounce amounts)	Three Months Ended September 30, 2022		Three Months Ended June 30, 2022		Nine Months Ended September 30, 2022		Nine Months Ended September 30, 2021
	Casa Berardi	Total Gold	Casa Berardi	Total Gold	Casa Berardi	Total Gold	Casa Berardi	Nevada Operations(3)	Corporate(3)	Total Gold
Total cost of sales	$59,532	$59,532	$61,870	$61,870	$183,570	$183,570	$172,760	$46,832	—	$219,592
Depreciation, depletion and amortization	(15,089)	(15,089)	(15,459)	(15,459)	(46,394)	(46,394)	(61,159)	(15,021)	—	(76,180)
Treatment costs	429	429	457	457	1,345	1,345	1,723	1,731	—	3,454
Change in product inventory	420	420	(793)	(793)	(936)	(936)	(2,401)	(9,951)	—	(12,352)
Reclamation and other costs	(203)	(203)	(209)	(209)	(623)	(623)	(632)	299	—	(333)
Exclusion of Nevada Operations costs	—	—	—	—	—	—	—		—	—
Cash Cost, Before By-product Credits (1)	45,089	45,089	45,866	45,866	136,962	136,962	110,291	23,890	—	134,181
Reclamation and other costs	204	204	209	209	623	623	632	681	—	1,313
Sustaining Exploration	2,314	2,314	1,178	1,178	4,886	4,886	3,551	—	—	3,551
Sustaining capital	10,457	10,457	7,597	7,597	25,587	25,587	21,030	195	—	21,225
AISC, Before By-product Credits (1)	58,064	58,064	54,850	54,850	168,058	168,058	135,504	24,766	—	160,270
By-product credits:									—
Silver	$(131)	(131)	$(188)	(188)	(485)	(485)	(656)	(1,131)	—	(1,787)
Total By-product credits	(131)	(131)	(188)	(188)	(485)	(485)	(656)	(1,131)	—	(1,787)
Cash Cost, After By-product Credits	$44,958	$44,958	$45,678	$45,678	$136,477	$136,477	$109,635	$22,759	$—	$132,394
AISC, After By-product Credits	$57,933	$57,933	$54,662	$54,662	$167,573	$167,573	$134,848	$23,635	$—	$158,483
Divided by gold ounces produced	33	33	33	33	97	97	97	20		117
Cash Cost, Before By-product Credits, per Gold Ounce	$1,353	$1,353	$1,377	$1,377	$1,415	$1,415	$1,134	$1,180		$1,142
By-product credits per ounce	(4)	(4)	(6)	(6)	(6)	(6)	(7)	(56)		(15)
Cash Cost, After By-product Credits, per Gold Ounce	$1,349	$1,349	$1,371	$1,371	$1,409	$1,409	$1,127	$1,124		$1,127
AISC, Before By-product Credits, per Gold Ounce	$1,742	$1,742	$1,647	$1,647	$1,735	$1,735	$1,394	$1,223		$1,364
By-product credits per ounce	(4)	(4)	(6)	(6)	(6)	(6)	(7)	(56)		(15)
AISC, After By-product Credits, per Gold Ounce	$1,738	$1,738	$1,641	$1,641	$1,729	$1,729	$1,387	$1,167		$1,349

Reconciliation of Cost of Sales to Non-GAAP Measures, continued
In thousands (except per ounce amounts)	Three Months Ended September 30, 2022			Three Months Ended June 30, 2022			Nine Months Ended September 30, 2022			Nine Months Ended September 30, 2021
	Total Silver	Total Gold	Total	Total Silver	Total Gold	Total	Total Silver	Total Gold	Total	Total Silver	Total Gold	Total
Total cost of sales	$76,666	$59,532	$136,198	$90,854	$61,870	$152,724	$246,423	$183,570	$429,993	$238,243	$219,592	$457,835
Depreciation, depletion and amortization	(17,566)	(15,089)	(32,655)	(22,491)	(15,459)	(37,950)	(59,509)	(46,394)	(105,903)	(62,738)	(76,180)	(138,918)
Treatment costs	14,268	429	14,697	13,581	457	14,038	40,640	1,345	41,985	40,531	3,454	43,985
Change in product inventory	7,486	420	7,906	(599)	(793)	(1,392)	12,519	(936)	11,583	(1,913)	(12,352)	(14,265)
Reclamation and other costs	(270)	(203)	(473)	(1,261)	(209)	(1,470)	(2,757)	(623)	(3,380)	(2,712)	(333)	(3,045)
Cash Cost, Before By-product Credits (1)	80,584	45,089	125,673	80,084	45,866	125,950	237,316	136,962	374,278	211,411	134,181	$345,592
Reclamation and other costs	987	204	1,191	987	209	1,196	2,961	623	3,584	3,335	1,313	4,648
Exploration	4,498	2,314	6,812	1,698	1,178	2,876	7,077	4,886	11,963	5,254	3,551	8,805
Sustaining capital	21,670	10,457	32,127	22,877	7,597	30,474	56,114	25,587	81,701	36,563	21,225	57,788
General and administrative	11,003	—	11,003	9,692	—	9,692	28,989	—	28,989	27,985	—	27,985
AISC, Before By-product Credits (1)	118,742	58,064	176,806	115,338	54,850	170,188	332,457	168,058	500,515	284,548	160,270	$444,818
By-product credits:
Zinc	(33,399)	—	(33,399)	(41,055)	—	(41,055)	(109,081)	—	(109,081)	(89,028)	—	(89,028)
Gold	(17,019)	—	(17,019)	(20,364)	—	(20,364)	(55,966)	—	(55,966)	(56,299)	—	(56,299)
Lead	(18,008)	—	(18,008)	(22,814)	—	(22,814)	(60,624)	—	(60,624)	(54,027)	—	(54,027)
Silver	—	(131)	(131)	—	(188)	(188)	—	(485)	(485)	—	(1,787)	(1,787)
Total By-product credits	(68,426)	(131)	(68,557)	(84,233)	(188)	(84,421)	(225,671)	(485)	(226,156)	(199,354)	(1,787)	(201,141)
Cash Cost, After By-product Credits	$12,158	$44,958	$57,116	$(4,149)	$45,678	$41,529	$11,645	$136,477	$148,122	$12,057	$132,394	$144,451
AISC, After By-product Credits	$50,316	$57,933	$108,249	$31,105	$54,662	$85,767	$106,786	$167,573	$274,359	$85,194	$158,483	$243,677
Divided by ounces produced	3,544	33		3,636	33		10,498	97		9,590	117
Cash Cost, Before By-product Credits, per Ounce	$22.74	$1,353		$22.03	$1,377		$22.61	$1,415		$22.05	$1,142
By-product credits per ounce	(19.31)	(4)		(23.17)	(6)		(21.50)	(6)		(20.79)	(15)
Cash Cost, After By-product Credits, per Ounce	$3.43	$1,349		$(1.14)	$1,371		$1.11	$1,409		$1.26	$1,127
AISC, Before By-product Credits, per Ounce	$33.51	$1,742		$31.72	$1,647		$31.67	$1,735		$29.67	$1,364
By-product credits per ounce	(19.31)	(4)		(23.17)	(6)		(21.50)	(6)		(20.79)	(15)
AISC, After By-product Credits, per Ounce	$14.20	$1,738		$8.55	$1,641		$10.17	$1,729		$8.88	$1,349

Reconciliation of Cost of Sales to Non-GAAP Measures, continued
In thousands (except per ounce amounts)	Three Months Ended March 31, 2022				Three Months Ended December 31, 2021				Three Months Ended September 30, 2021
	Greens Creek	Lucky Friday	Other	Total Silver	Greens Creek	Lucky Friday(2)	Other(3)	Total Silver	Greens Creek	Lucky Friday	Other(3)	Total Silver
Total cost of sales	$49,638	$29,264	—	$78,902	$49,252	$23,251	$152	$72,655	$55,193	$23,591	$—	$78,784
Depreciation, depletion and amortization	(11,420)	(8,032)	—	(19,452)	(6,300)	(6,518)	(152)	(12,970)	(13,097)	(6,590)	—	(19,687)
Treatment costs	9,096	3,677	—	12,773	8,655	3,636	—	12,291	7,979	3,427	—	11,406
Change in product inventory	6,538	(905)	—	5,633	236	1,351	—	1,587	(122)	(68)	—	(190)
Reclamation and other costs (5)	(850)	(361)	—	(1,211)	(1,689)	(199)	—	(1,888)	(786)	(281)	—	(1,067)
Cash Cost, Before By-product Credits (1)	53,002	23,643	—	76,645	50,154	21,521	—	71,675	49,167	20,079	—	69,246
Reclamation and other costs	705	282	—	987	847	264	—	1,111	848	264	—	1,112
Exploration	165	—	716	881	696	—	867	1,563	2,472	—	474	2,946
Sustaining capital	5,956	5,562	48	11,566	10,123	7,413	172	17,708	6,228	8,406	—	14,634
General and administrative (5)	—	—	8,294	8,294	—	—	6,585	6,585	—	—	8,874	8,874
AISC, Before By-product Credits (1)	59,828	29,487	9,058	98,373	61,820	29,198	7,624	98,642	58,715	28,749	9,348	96,812
By-product credits:
Zinc	(28,651)	(5,977)	—	(34,628)	(25,643)	(5,022)		(30,665)	(25,295)	(4,611)		(29,906)
Gold	(18,583)	—	—	(18,583)	(15,712)	—		(15,712)	(14,864)	—		(14,864)
Lead	(7,966)	(11,836)	—	(19,802)	(7,657)	(12,204)		(19,861)	(7,640)	(10,188)		(17,828)
Total By-product credits	(55,200)	(17,813)	—	(73,013)	(49,012)	(17,226)	—	(66,238)	(47,799)	(14,799)	—	(62,598)
Cash Cost, After By-product Credits	$(2,198)	$5,830	$—	$3,632	$1,142	$4,295	$—	$5,437	$1,368	$5,280	$—	$6,648
AISC, After By-product Credits	$4,628	$11,674	$9,058	$25,360	$12,808	$11,972	$7,624	$32,404	$10,916	$13,950	$9,348	$34,214
Divided by ounces produced	2,430	888		3,318	2,262	955		3,217	1,837	832		2,669
Cash Cost, Before By-product Credits, per Silver Ounce	$21.82	$26.63		$23.10	$22.18	$22.54		$22.28	$26.76	$24.14		$25.93
By-product credits per ounce	(22.72)	(20.06)		(22.01)	(21.68)	(18.04)		(20.59)	(26.02)	(17.79)		(23.44)
Cash Cost, After By-product Credits, per Silver Ounce	$(0.90)	$6.57		$1.09	$0.50	$4.50		$1.69	$0.74	$6.35		$2.49
AISC, Before By-product Credits, per Silver Ounce	$24.62	$33.21		$29.65	$27.34	$30.58		$30.67	$31.96	$34.58		$36.26
By-product credits per ounce	(22.72)	(20.06)		(22.01)	(21.68)	(18.04)		(20.59)	(26.02)	(17.79)		(23.44)
AISC, After By-product Credits, per Silver Ounce	$1.90	$13.15		$7.64	$5.66	$12.54		$10.08	$5.94	$16.79		$12.82

Reconciliation of Cost of Sales to Non-GAAP Measures, continued
In thousands (except per ounce amounts)	Three Months Ended March 31, 2022		Three Months Ended December 31, 2021			Three Months Ended September 30, 2021
	Casa Berardi	Total Gold	Casa Berardi	Nevada Operations(4)	Total Gold	Casa Berardi	Nevada Operations(4)	Corporate(3)	Total Gold
Total cost of sales	$62,168	$62,168	$57,069	$2,113	$59,182	$58,164	$21,384		$79,548
Depreciation, depletion and amortization	(15,846)	(15,846)	(19,585)	(320)	(19,905)	(19,968)	(6,135)		(26,103)
Treatment costs	458	458	423	—	423	475	1		476
Change in product inventory	(563)	(563)	4,839	(956)	3,883	(3,369)	(12,389)		(15,758)
Reclamation and other costs (5)	(210)	(210)	(208)	1	(207)	(210)	—		(210)
Cash Cost, Before By-product Credits (1)	46,007	46,007	42,538	838	43,376	35,092	2,861		37,953
Reclamation and other costs	210	210	209	327	536	209	327		536
Exploration	1,394	1,394	1,775	—	1,775	1,541	—		1,541
Sustaining capital	7,281	7,281	10,459	316	10,775	7,208	29		7,237
AISC, Before By-product Credits (1)	54,892	54,892	54,981	1,481	56,462	44,050	3,217		47,267
By-product credits:
Silver	(166)	(166)	(183)	(21)	(204)	(169)	(6)		(175)
Total By-product credits	$(166)	$(166)	(183)	(21)	(204)	(169)	(6)		(175)
Cash Cost, After By-product Credits	$45,841	$45,841	$42,355	$817	$43,172	$34,923	$2,855		$37,778
AISC, After By-product Credits	$54,726	$54,726	$54,798	$1,460	$56,258	$43,881	$3,211		$47,092
Divided by gold ounces produced	30	30	37	—	37	30	3		33
Cash Cost, Before By-product Credits, per Gold Ounce	$1,521	$1,521	$1,142	$1,737	$1,148	$1,181	$1,040		$1,168
By-product credits per ounce	(5)	(5)	(5)	(44)	(5)	(6)	(2)		(5)
Cash Cost, After By-product Credits, per Gold Ounce	$1,516	$1,516	$1,137	$1,693	$1,143	$1,175	$1,038		$1,163
AISC, Before By-product Credits, per Gold Ounce	$1,815	$1,815	$1,475	$3,073	$1,499	$1,482	$1,169		$1,455
By-product credits per ounce	(5)	(5)	(5)	(44)	(5)	(6)	(2)		(5)
AISC, After By-product Credits, per Gold Ounce	$1,810	$1,810	$1,470	$3,029	$1,494	$1,476	$1,167		$1,450

Reconciliation of Cost of Sales to Non-GAAP Measures, continued
In thousands (except per ounce amounts)	Three Months Ended March 31, 2022			Three Months Ended December 31, 2021			Three Months Ended September 30, 2021
	Total Silver	Total Gold	Total	Total Silver	Total Gold	Total	Total Silver	Total Gold	Corporate(3)	Total
Cost of sales and other direct production costs and depreciation, depletion and amortization	$78,902	$62,168	$141,070	$72,655	$59,182	$131,837	$78,784	$79,548		$158,332
Depreciation, depletion and amortization	(19,452)	(15,846)	(35,298)	(12,970)	(19,905)	(32,875)	(19,687)	(26,103)		(45,790)
Treatment costs	12,773	458	13,231	12,291	423	12,714	11,406	476		11,882
Change in product inventory	5,633	(563)	5,070	1,587	3,883	5,470	(190)	(15,758)		(15,948)
Reclamation and other costs	(1,211)	(210)	(1,421)	(1,888)	(207)	(2,095)	(1,067)	(210)		(1,277)
Cash Cost, Before By-product Credits (1)	76,645	46,007	122,652	71,675	43,376	115,051	69,246	37,953		107,199
Reclamation and other costs	987	210	1,197	1,111	536	1,647	1,112	536		1,648
Exploration	881	1,394	2,275	1,563	1,775	3,338	2,946	1,541		4,487
Sustaining capital	11,566	7,281	18,847	17,708	10,775	28,483	14,634	7,237		21,871
General and administrative	8,294	—	8,294	6,585	—	6,585	8,874	—		8,874
AISC, Before By-product Credits (1)	98,373	54,892	153,265	98,642	56,462	155,104	96,812	47,267		144,079
By-product credits:
Zinc	(34,628)	—	(34,628)	(30,665)	—	(30,665)	(29,906)	—		(29,906)
Gold	(18,583)	—	(18,583)	(15,712)	—	(15,712)	(14,864)	—		(14,864)
Lead	(19,802)	—	(19,802)	(19,861)	—	(19,861)	(17,828)	—		(17,828)
Silver	—	(166)	(166)	—	(204)	(204)	—	(175)		(175)
Total By-product credits	(73,013)	(166)	(73,179)	(66,238)	(204)	(66,442)	(62,598)	(175)		(62,773)
Cash Cost, After By-product Credits	$3,632	$45,841	$49,473	$5,437	$43,172	$48,609	$6,648	$37,778		$44,426
AISC, After By-product Credits	$25,360	$54,726	$80,086	$32,404	$56,258	$88,662	$34,214	$47,092		$81,306
Divided by ounces produced	3,318	30		3,217	37		2,669	33
Cash Cost, Before By-product Credits, per Ounce	$23.10	$1,521		$22.28	$1,148		$25.93	1,168
By-product credits per ounce	(22.01)	(5)		(20.59)	(5)		(23.44)	(5)
Cash Cost, After By-product Credits, per Ounce	$1.09	$1,516		$1.69	$1,143		$2.49	$1,163
AISC, Before By-product Credits, per Ounce	$29.65	$1,815		$30.67	$1,499		$36.26	$1,455
By-product credits per ounce	(22.01)	(5)		(20.59)	(5)		(23.44)	(5)
AISC, After By-product Credits, per Ounce	$7.64	$1,810		$10.08	$1,494		$12.82	$1,450

  Includes all direct and indirect operating costs related to the physical activities of producing metals, including mining, processing and other plant costs, third-party refining and marketing expense, on-site general and administrative costs, royalties, before by-product revenues earned from all metals other than the primary metal produced at each unit. AISC, Before By-product Credits also includes on-site exploration, reclamation, and sustaining capital costs.
  Mining at San Sebastian was completed in the third quarter of 2020, and milling was completed in the fourth quarter of 2020. Care and maintenance costs at San Sebastian totaling $1.5 million and $2.0 million for the first nine months of 2022 and 2021 are reported in a separate line item on our consolidated statements of operations and excluded from the calculations of cost of sales and other direct production costs and depreciation, depletion and amortization, Cash Cost, Before By-product Credits, Cash Cost, After By-product Credits, AISC, Before By-product Credits, and AISC, After By-product Credits.
  AISC, Before By-product Credits for our consolidated silver properties includes corporate costs for general and administrative expense, exploration and sustaining capital.
  Production was suspended at the Hollister and Midas mines and Aurora mill in the latter part of 2019. Care and maintenance at Nevada Operations totaling $4.2 million and $6.3 million for the third quarter of 2022 and 2021, respectively, ($14.6 million and $15.0 million for the first nine months of 2022 and 2021) are reported in a separate line item on our consolidated statements of operations and excluded from the calculations of cost of sales and other direct production costs and depreciation, depletion and amortization, Cash Cost, Before By-product Credits, Cash Cost, After By-product Credits, AISC, Before By-product Credits, and AISC, After By-product Credits.

Reconciliation of Net (Loss) Income Applicable to Common Stockholders (GAAP) to Adjusted Net (Loss) Income Applicable to Common Stockholders (non-GAAP)

This release refers to a non-GAAP measure of adjusted net income (loss) applicable to common stockholders and adjusted net income (loss) per share, which are indicators of our performance. They exclude certain impacts which are of a nature which we believe are not reflective of our underlying performance. Management believes that adjusted net income (loss) per common share provides investors with the ability to better evaluate our underlying operating performance.

Dollars are in thousands	Q3 -2022	Q2 -2022	Q1-2022	Q4 -2021	Q3 -2021	YTD - 2022	YTD-2021
Net (loss) income applicable to common stockholders (GAAP)	(23,664)	(13,661)	$4,015	11,737	(1,117)	$(33,310)	22,806
Adjusted for items below:						—
Derivative contracts losses (gains)	(873)	689	204	25,840	(16,053)	20	(13,937)
Provisional pricing losses (gains)	6,625	15,807	(968)	(5,648)	(72)	21,464	(3,701)
Unrealized losses (gains) on equity investments	5,110	15,739	(6,100)	(2,822)	2,861	14,749	5,959
Environmental accruals		—	14	—	—	14	2,882
Foreign exchange (gain) loss	(5,667)	(4,482)	2,038	(393)	(3,995)	(8,111)	(24)
Care and maintenance costs	5,092	5,242	6,205	5,998	6,910	16,539	17,014
Loss (gain)on disposition of properties, plants, equipment and mineral interests	19	5	(8)	326	(390)	16	(239)
Adjustments of inventory to net realizable value	1,405	754	—	—	93	2,159	6,524
Adjusted income (loss) applicable to common stockholders	$(11,953)	$20,093	$5,400	$35,038	$(11,763)	$13,540	$37,284
Weighted average shares - basic	554,531	539,401	538,490	538,124	536,966	544,000	535,542
Weighted average shares - diluted	554,531	539,401	544,061	543,134	536,966	544,000	541,769
Basic adjusted net income (loss) per common stock (in cents)	(0.02)	0.04	0.01	0.07	(0.02)	0.02	0.07
Diluted adjusted net income (loss) per common stock (in cents)	(0.02)	0.04	0.01	0.06	(0.02)	0.02	0.07
Reconciliation of Net Income (Loss) (GAAP) and Debt (GAAP) to Adjusted EBITDA (non-GAAP) and Net Debt (non-GAAP)

This release refers to the non-GAAP measures of adjusted earnings before interest, taxes, depreciation and amortization ("Adjusted EBITDA"), which is a measure of our operating performance, and net debt to adjusted EBITDA for the last 12 months (or "LTM adjusted EBITDA"), which is a measure of our ability to service our debt. Adjusted EBITDA is calculated as net income (loss) before the following items: interest expense, income tax provision, depreciation, depletion, and amortization expense, acquisition costs, foreign exchange gains and losses, gains and losses on derivative contracts, ramp-up and suspension costs, provisional price gains and losses, stock-based compensation, unrealized losses and gains on investments, provisions for closed operations, and interest and other income (expense). Net debt is calculated as total debt, which consists of the liability balances for our Senior Notes, revolving credit facility and finance leases, less the total of our cash and cash equivalents. Management believes that, when presented in conjunction with comparable GAAP measures, Adjusted EBITDA and net debt to LTM adjusted EBITDA are useful to investors in evaluating our operating performance and ability to meet our debt obligations. The following table reconciles net loss and debt to Adjusted EBITDA and net debt:

Dollars are in thousands	Q3 -2022	Q2 -2022	Q1-2022	Q4 -2021	Q3 -2021	LTM 9/30/2022	FY 2021
Net income (loss)	(23,526)	(13,523)	$4,153	11,875	(979)	(21,021)	35,095
Interest expense	10,874	10,505	10,406	10,461	10,469	42,246	41,945
Income and mining tax provision (benefit)	(9,527)	254	5,631	(25,645)	(4,533)	(29,287)	(29,569)
Depreciation, depletion and amortization	32,992	38,072	35,298	32,875	45,790	139,237	171,793
Foreign exchange (gain) loss	(5,667)	(4,482)	2,038	(393)	(3,995)	(8,504)	(417)
Loss/(gain) on undesignated derivative contracts	(873)	689	204	25,840	(16,053)	25,860	11,903
Care and maintenance costs	5,092	5,242	6,205	5,998	6,910	22,537	23,012
Provisional price losses ( gains)	6,625	15,807	(968)	(5,648)	(72)	15,816	(9,349)
Loss (gain) on disposition of properties, plants, equipment and mineral interests	18	5	(8)	326	(390)	341	87
Stock-based compensation	1,773	1,254	1,271	1,307	1,472	5,605	6,081
Provision for closed operations and environmental matters	1,781	1,628	1,643	3,693	8,088	8,745	17,964
Unrealized loss (gain) on investments	5,114	15,739	(6,100)	(2,822)	2,861	11,931	4,295
Adjustments of inventory to net realizable value	1,405	754	—	—	93	2,159	6,524
Other	473	(1,470)	(1,571)	382	(247)	(2,186)	(584)
Adjusted EBITDA	$26,554	$70,474	$58,202	58,249	49,414	$213,479	$278,780
Total debt						551,841	$521,483
Less: Cash and cash equivalents						$144,669	$210,010
Net debt						$407,172	$311,473
Net debt/LTM adjusted EBITDA (non-GAAP)						1.9	1.1

Reconciliation of Cash Provided by Operating Activities (GAAP) to Free Cash Flow (non-GAAP)

This release refers to a non-GAAP measure of free cash flow, calculated as cash provided by operating activities, less additions to properties, plants, equipment and mineral interests. Management believes that, when presented in conjunction with comparable GAAP measures, free cash flow is useful to investors in evaluating our operating performance. The following table reconciles cash provided by operating activities to free cash flow:

Dollars are in thousands	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Cash provided by operating activities	$(24,322)	$42,742	$53,770	$166,982
Less: Additions to properties, plants equipment and mineral interests	(37,430)	(26,899)	(93,237)	(80,210)
Free cash flow	$(61,752)	$15,843	$(39,467)	$86,772

Table A - Assay Results - Q3 2022

Keno Hill, Yukon
Zone	Drillhole Number	Drill Hole Azm/Dip	Sample From (feet)	Sample To (feet)	Est. True Width (feet)	Silver (oz/ton)	Gold (oz/ton)	Zinc (%)	Lead (%)	Depth From Surface (feet)
Coral-Wigwam	K-22-0825	275/-73	1520.4	1533.6	7.3	101.5	0.00	0.1	0.1	-1291
Coral-Wigwam	Including		1525.6	1526.1	0.3	2522.1	0.00	0.7	0.3	-1303
Aurora, Nevada
Zone	Drillhole Number	Drillhole Azm/Incl	Sample From (feet)	Sample To (feet)	Est. True Width (feet)	Gold (oz/ton)	Silver (oz/ton)	Depth From Surface (feet)
Martinez	MAR-002	173 /-37	331.5	333.0	1.3	0.13	0.3	-184
Martinez	MAR-002	173 /-37	353.1	360.0	6.0	0.22	1.1	-240
Martinez	Including		353.1	356.0	2.5	0.50	1.9	-240
Martinez	MAR-002	173 /-37	396.2	408.8	7.2	0.05	0.2	-308
Martinez	Including		396.2	397.5	0.8	0.19	0.5	-308
Martinez	MAR-002	173 /-37	416.8	454.2	31.1	0.40	1.8	-341
Martinez	Including		416.8	418.0	0.9	0.30	2.8	-341
Martinez	Including		423.1	433.5	6.7	1.26	4.4	-341
Martinez	MAR-002	173 /-37	456.5	465.0	6.0	0.10	0.1	-364
Martinez	Including		463.5	465.0	1.1	0.43	0.4	-364
Martinez	MAR-002	173 /-37	488.9	570.2	70.4	0.05	0.3	-436
Martinez	Including		491.3	498.0	5.8	0.12	0.6	-436
Martinez	Including		508.9	510.3	1.0	0.19	2.0	-436
Martinez	Including		518.7	523.1	3.8	0.17	0.7	-436
Martinez	Including		533.8	535.5	1.6	0.12	0.9	-436
Chesco	CHE-001	350 /-62	14.0	26.4	12.2	0.73	7.7	-25
Chesco	Including		14.0	23.0	8.9	0.95	9.8	-25
Chesco	CHE-001	350 /-62	28.3	29.5	1.2	0.15	2.4	-31
Chesco	CHE-001	350 /-62	258.0	260.3	2.2	0.03	1.2	-231
Chesco	CHE-002	13 /-39	163.5	163.9	0.4	0.13	0.3	-68
Chesco	CHE-002	13 /-39	170.3	171.1	0.6	0.06	0.3	-69
Chesco	CHE-002	13 /-39	176.4	177.5	0.8	0.26	1.4	-72
Chesco	CHE-002	13 /-39	223.8	228.1	3.7	0.25	6.4	-95
Chesco	Including		224.8	226.9	1.8	0.50	12.4	-95
Juniata	JUN-001	000 /-45	246.8	261.9	14.9	0.43	1.9	-180
Juniata	Including		249.7	257.8	8.0	0.76	3.5	-180

Republic, NW USA
Zone	Drillhole Number	Drillhole Azm/Incl	Sample From (feet)	Sample To (feet)	Est. True Width (feet)	Gold (oz/ton)	Silver (oz/ton)	Depth From Surface (feet)
Bellicose	BT2209	330/-45	518.6	523.3	3.3	0.07	0.3	-330
Blacktail	BT2209	330/-45	627.0	650.0	13.2	0.06	0.5	-420
Apex	BT2210	330/-45	36.4	53.7	12.0	0.08	0.4	-32
Anchor	BT2210	330/-45	125.3	132.0	2.3	0.29	0.7	-70
1470	BT2216	330/-45	321.6	332.0	9.3	0.57	1.8	-250
1470	Including		326.6	332.0	4.9	0.79	2.6	-253
1470 Splay	BT2216	330/-45	350.0	353.0	2.1	1.18	4.3	-263
Tom Thumb	TT2213	293/-45	610.1	619.6	8.6	0.37	2.3	-255
Tom Thumb	Including		610.1	614.6	4.1	0.72	4.3	-255
Tom Thumb	TT2214	150/-75	1848.3	1852.5	3.6	0.34	2.7	-1800
Greens Creek, Alaska
Zone	Drillhole Number	Drill Hole Azm/Dip	Sample From (feet)	Sample To (feet)	Est. True Width (feet)	Silver (oz/ton)	Gold (oz/ton)	Zinc (%)	Lead (%)	Depth From Mine Portal (feet)
Southwest Bench	GC5758	63 / -46	221.0	224.0	2.7	35.2	0.14	10.2	6.4	-916
Southwest Bench	GC5758	63 / -46	231.0	241.0	9.7	15.7	0.06	6.1	4.4	-932
Southwest Bench	GC5762	73 / -11	144.0	159.0	14.9	40.9	0.35	7.0	2.9	-779
Southwest Bench	GC5762	73 / -11	190.3	193.6	2.8	59.8	0.19	3.2	2.2	-785
Southwest Bench	GC5762	73 / -11	308.5	310.5	1.9	27.3	0.07	9.0	6.0	-803
Southwest Bench	GC5767	100 / 41	170.0	185.0	14.9	20.0	0.20	4.5	1.7	-628
Southwest Bench	GC5771	91 / 20	199.0	201.5	2.4	12.8	0.04	2.3	1.3	-685
Southwest Bench	GC5771	91 / 20	209.0	210.0	0.8	19.1	0.02	7.9	4.6	-681
Southwest Bench	GC5787	112 / -38	103.6	124.7	10.5	74.3	0.52	5.7	2.9	-871
Southwest Bench	GC5792	213 / -74	52.0	53.0	0.5	29.3	0.11	15.5	8.8	-815
Southwest Bench	GC5793	63 / -71	94.5	96.0	1.4	11.5	0.04	6.2	2.6	-851
Southwest Bench	GC5793	63 / -71	98.0	100.0	1.9	51.7	0.05	4.6	3.1	-856
Southwest Bench	GC5793	63 / -71	107.0	113.0	5.4	16.3	0.09	10.3	7.4	-868
Southwest Bench	GC5793	63 / -71	119.0	137.5	17.7	22.3	0.09	9.1	6.0	-891
Southwest Bench	GC5797	63 / -51	125.4	131.5	4.8	18.1	0.06	5.1	3.0	-883
Southwest Bench	GC5799	63 / -37	174.6	182.7	5.2	10.1	0.07	1.9	1.0	-872
Southwest Bench	GC5801	63 / -26	218.5	219.5	1.0	11.7	0.03	12.4	7.2	-858
Southwest Bench	GC5803	63 / -5	219.0	241.0	20.1	25.7	0.15	6.4	3.1	-785
Southwest Bench	GC5806	63 / 25	128.6	138.9	8.8	6.3	0.08	2.2	1.1	-697
Southwest Bench	GC5806	63 / 25	165.1	170.5	4.9	11.1	0.05	6.4	3.0	-684
Southwest Bench	GC5806	63 / 25	189.6	198.0	8.0	11.9	0.06	1.8	1.1	-674
Southwest Bench	GC5808	63 / 44	122.1	129.9	5.6	1.2	0.01	10.7	4.9	-660
Southwest Bench	GC5808	63 / 44	168.0	186.0	13.3	23.4	0.14	7.5	3.4	-624
Southwest Bench	GC5810	85 / 43	180.5	194.0	13.4	7.5	0.06	3.5	1.7	-620
Southwest Bench	GC5813	83 / 27	166.5	175.0	8.5	23.4	0.11	2.1	1.0	-616
Southwest Bench	GC5816	101 / 25	202.5	205.5	3.0	12.3	0.14	2.0	0.9	-670
Southwest Bench	GC5817	22 / 36	245.0	250.0	4.9	11.7	0.02	0.8	0.4	-603
Southwest Bench	GC5827	24 / -18	319.0	337.0	17.3	4.9	0.06	9.7	2.3	-857
Southwest Bench	GC5827	24 / -18	346.0	351.7	5.6	43.0	0.08	1.7	0.8	-863
Southwest Bench	GC5827	24 / -18	355.0	360.5	5.4	18.6	0.13	8.3	4.9	-864
Southwest Bench	GC5827	24 / -18	413.0	414.0	1.0	12.8	0.03	6.8	2.8	-879
Southwest Bench	GC5833	10 / -68	86.0	104.0	8.0	25.7	0.09	6.2	3.4	-855
Southwest Bench	GC5833	10 / -68	152.5	165.5	9.5	21.9	0.11	6.2	3.2	-912
Southwest Bench	GC5838	63 / -4	137.0	143.5	4.8	85.9	1.34	3.0	2.1	-737
Southwest Bench	GC5841	85 / -22	129.0	140.0	10.6	15.4	0.05	7.7	4.9	-783
200 South	GC5672	210 / -71	201.0	203.3	0.6	5.6	0.01	14.9	6.6	-1489
200 South	GC5672	210 / -71	235.5	241.5	1.6	14.4	0.00	0.7	0.2	-1523
200 South	GC5672	210 / -71	278.5	279.5	0.4	6.6	0.01	6.0	2.4	-1557
200 South	GC5672	210 / -71	296.5	298.0	0.7	15.1	0.01	6.9	3.2	-1572
200 South	GC5672	210 / -71	301.0	306.7	3.4	10.5	0.01	3.7	1.7	-1580
200 South	GC5672	210 / -71	318.0	319.0	0.8	16.1	0.01	0.4	0.2	-1591
200 South	GC5672	210 / -71	502.0	505.0	2.9	20.0	0.01	0.3	0.2	-1761
200 South	GC5672	210 / -71	699.5	700.7	1.0	31.4	0.01	0.4	0.2	-1941
200 South	GC5672	210 / -71	716.0	722.7	5.3	21.3	0.02	0.5	0.3	-1963
200 South	GC5672	210 / -71	728.5	731.0	2.0	11.3	0.07	0.5	0.3	-1971
200 South	GC5672	210 / -71	756.0	760.0	3.8	3.0	0.31	0.2	0.1	-1995
200 South	GC5681	184 / -80	168.9	180.7	11.8	33.1	0.02	4.1	1.9	-1481
200 South	GC5681	184 / -80	193.0	196.4	3.4	13.0	0.01	0.3	0.1	-1515
200 South	GC5681	184 / -80	206.0	265.3	44.7	18.5	0.02	2.6	1.1	-1551
200 South	GC5681	184 / -80	276.0	279.9	0.9	10.3	0.02	4.5	2.0	-1563
200 South	GC5681	184 / -80	472.2	486.9	13.6	14.2	0.02	1.3	0.7	-1767
200 South	GC5681	184 / -80	492.6	506.9	13.6	23.8	0.02	0.8	0.3	-1777
200 South	GC5681	184 / -80	513.5	516.9	3.2	11.7	0.01	1.0	0.4	-1785
200 South	GC5681	184 / -80	649.2	651.2	2.0	0.8	0.22	0.0	0.0	-1926
200 South	GC5681	184 / -80	664.3	678.0	13.7	43.0	0.17	2.8	1.7	-1950
200 South	GC5681	184 / -80	684.0	687.0	3.0	14.8	0.14	0.6	0.2	-1960
200 South	GC5708	237 / -70	64.4	67.5	3.0	23.9	0.02	14.0	8.0	-1350
200 South	GC5708	237 / -70	317.5	343.5	25.6	7.8	0.03	3.8	1.7	-1595
200 South	GC5708	237 / -70	369.0	377.5	7.5	24.9	0.01	10.8	5.9	-1611
200 South	GC5708	237 / -70	406.2	407.2	1.0	1.2	0.01	10.2	4.5	-1642
200 South	GC5708	237 / -70	413.5	415.1	1.1	1.3	0.01	8.2	4.7	-1669
200 South	GC5708	237 / -70	429.1	430.5	1.2	5.6	0.02	13.8	6.5	-1678
200 South	GC5708	237 / -70	472.2	503.5	30.7	7.8	0.06	7.3	4.0	-1759
200 South	GC5708	237 / -70	642.3	648.5	6.1	29.3	0.01	1.1	0.6	-1896
200 South	GC5708	237 / -70	726.1	727.5	0.7	18.9	0.03	7.1	2.3	-1972
200 South	GC5708	237 / -70	736.5	737.8	0.6	7.3	0.25	0.7	0.4	-1981
200 South	GC5717	212 / -30	76.5	78.0	1.4	8.2	0.01	3.7	1.9	-1323
200 South	GC5718	243 / -27	79.5	84.0	4.4	13.8	0.01	13.3	6.3	-1325
200 South	GC5728	243 / -13	145.0	146.5	1.1	17.9	0.01	3.6	1.9	-1317
200 South	GC5728	243 / -13	153.5	154.8	0.7	11.4	0.01	2.2	1.0	-1319
200 South	GC5728	243 / -13	158.5	159.5	0.5	56.4	0.02	15.3	7.3	-1319
200 South	GC5728	243 / -13	162.0	164.0	0.8	7.6	0.01	12.3	6.4	-1320
200 South	GC5728	243 / -13	176.0	178.0	0.9	1.1	0.01	7.9	3.6	-1325
200 South	GC5728	243 / -13	190.5	191.5	1.0	1.2	0.02	7.6	3.8	-1319
200 South	GC5728	243 / -13	265.0	267.5	1.1	1.8	0.08	5.1	1.9	-1321
200 South	GC5728	243 / -13	316.7	319.6	1.4	13.5	0.01	0.7	0.3	-1322
200 South	GC5728	243 / -13	727.8	732.0	3.8	4.3	0.06	5.2	2.9	-1448
200 South	GC5728	243 / -13	758.4	771.7	13.3	4.5	0.09	8.1	4.9	-1456
200 South	GC5734	236 / -72	69.4	78.0	8.3	26.4	0.01	12.1	6.7	-1361
200 South	GC5734	236 / -72	134.2	136.4	2.1	23.8	0.01	9.3	4.3	-1417
200 South	GC5734	236 / -72	746.9	768.0	14.7	17.4	0.07	0.7	0.3	-2008
200 South	GC5734	236 / -72	778.0	781.0	2.5	6.9	0.13	0.5	0.2	-2017
200 South	GC5734	236 / -72	792.0	801.4	9.4	12.3	0.20	0.5	0.2	-2029
200 South	GC5738	239 / -79	76.2	80.5	3.9	33.7	0.02	19.2	9.4	-1365
200 South	GC5738	239 / -79	116.0	117.0	1.0	34.0	0.01	0.3	0.2	-1403
200 South	GC5738	239 / -79	124.0	132.0	7.9	12.4	0.01	1.6	0.7	-1417
200 South	GC5738	239 / -79	137.0	154.0	11.1	35.2	0.07	2.1	1.1	-1443
200 South	GC5738	239 / -79	751.0	787.0	31.9	10.8	0.19	0.3	0.1	-2058
200 South	GC5743	227 / -69	74.0	79.6	5.6	24.9	0.02	11.3	5.9	-1364
200 South	GC5743	227 / -69	84.5	88.0	3.3	25.0	0.01	0.4	0.1	-1371
200 South	GC5743	227 / -69	747.0	765.0	9.9	32.9	0.05	1.1	0.5	-1988
200 South	GC5743	227 / -69	783.7	796.5	5.9	8.6	0.05	0.4	0.2	-2002
200 South	GC5748	230 / -54	73.0	74.0	0.8	15.1	0.02	6.6	3.3	-1350
200 South	GC5748	230 / -54	277.0	278.0	1.0	12.4	0.02	1.9	1.3	-1514
200 South	GC5748	230 / -54	375.5	376.6	0.7	13.9	0.02	1.2	0.3	-1597
200 South	GC5748	230 / -54	397.0	409.0	7.5	32.8	0.01	2.6	1.2	-1625
200 South	GC5750	230 / -9	211.0	212.1	0.4	16.3	0.01	4.2	2.1	-1310
200 South	GC5750	230 / -9	220.0	221.9	0.7	5.5	0.01	6.8	3.3	-1312
200 South	GC5754	250 / -80	744.0	749.0	4.8	6.4	0.28	0.4	0.2	-2024
200 South	GC5759	248 / -73	797.0	808.0	8.2	40.8	0.11	0.5	0.3	-2061
200 South	GC5759	248 / -73	813.0	817.0	2.2	10.0	0.13	0.1	0.0	-2068
200 South	GC5759	248 / -73	820.0	835.0	14.5	25.9	0.22	0.6	0.3	-2080
200 South	GC5764	247 / -67	742.9	749.5	3.0	30.0	0.00	1.0	0.5	-1981
200 South	GC5764	247 / -67	765.1	769.1	2.1	20.3	0.02	0.6	0.3	-1998
200 South	GC5764	247 / -67	785.4	788.4	1.6	12.0	0.09	0.4	0.2	-2015
200 South	GC5764	247 / -67	791.4	794.2	1.5	7.2	0.25	0.3	0.1	-2020
200 South	GC5774	210 / -79	794.0	798.5	4.4	18.7	0.26	1.3	0.8	-2075
200 South	GC5775	228 / -67	818.0	823.0	4.8	10.7	0.12	0.2	0.1	-2069
200 South	GC5775	228 / -67	833.0	838.9	5.7	14.8	0.08	0.5	0.3	-2084
200 South	GC5779	229 / -48	372.0	413.0	24.4	14.8	0.01	2.8	1.6	-1612
200 South	GC5783	238 / -67	773.0	775.1	1.6	40.6	0.02	0.5	0.2	-2018
200 South	GC5783	238 / -67	785.7	797.0	9.1	10.6	0.06	0.6	0.3	-2037
200 South	GC5783	238 / -67	817.0	829.0	9.5	67.4	0.47	1.2	0.5	-2068
200 South	GC5786	243 / -40	303.1	306.7	3.1	23.3	0.04	1.5	0.9	-1487
200 South	GC5802	230 / -75	846.0	851.0	5.0	8.6	0.09	1.1	0.6	-2116
200 South	GC5809	241 / -54	629.0	630.0	0.9	7.0	0.01	3.8	1.9	-1804
200 South	GC5812	243 / -37	233.5	236.5	3.0	12.0	0.01	0.7	0.4	-1491
200 South	GC5812	243 / -37	242.9	246.5	3.5	13.6	0.01	1.0	0.5	-1495
200 South	GC5812	243 / -37	319.0	343.8	24.1	21.4	0.01	3.6	2.0	-1503
200 South	GC5815	243 / -25	90.1	91.1	0.6	10.9	0.01	7.4	4.4	-1330
200 South	GC5818	243 / 11	60.6	63.5	2.8	17.9	0.02	15.5	9.5	-1274
200 South	GC5818	243 / 11	67.5	73.0	5.1	26.0	0.03	20.5	12.5	-1272
200 South	GC5820	243 / 59	45.5	50.0	3.9	4.8	0.07	3.3	1.7	-1237
200 South	GC5823	243 / 90	99.0	103.0	4.0	2.4	0.06	4.7	2.6	-1174
200 South	GC5823	243 / 90	129.0	131.0	2.0	2.6	0.01	7.6	3.4	-1146
200 South	GC5824	63 / 79	101.8	104.0	2.2	4.9	0.09	3.6	2.0	-1175
200 South	GC5824	63 / 79	116.7	128.0	11.3	5.2	0.14	5.0	2.6	-1153
200 South	GC5828	63 / 59	104.5	105.5	1.0	5.4	0.06	4.1	2.3	-1190
200 South	GC5828	63 / 59	141.5	142.5	0.9	17.5	0.02	5.7	5.4	-1159
200 South	GC5828	63 / 59	232.0	234.5	0.4	59.2	0.04	2.3	1.3	-1080
200 South	GC5834	63 / -56	63.5	68.0	4.2	6.3	0.02	6.8	3.6	-1354
200 South	GC5837	63 / -788	50.0	55.0	4.0	14.9	0.15	1.3	0.9	-1351
200 South	GC5839	63 / -40	43.5	45.0	1.4	2.0	0.01	12.6	5.5	-1329
200 South	GC5839	63 / -40	81.0	82.5	1.5	9.2	0.02	5.9	7.7	-1354
200 South	GC5842	63 / -4	51.0	53.0	1.8	0.7	0.01	9.0	6.8	-1300
200 South	GC5842	63 / -4	81.0	82.0	0.9	14.6	0.01	8.2	3.8	-1301
200 South	GC5842	63 / -4	87.5	90.0	2.3	2.7	0.01	7.0	3.5	-1302
200 South	GC5855	243 / -82	47.0	48.0	0.5	7.4	0.01	4.2	2.3	-1348
200 South	GC5855	243 / -82	161.0	163.0	1.4	4.0	0.01	6.0	5.1	-1461
East	GC5722	63 / -32	313.5	315.0	1.5	5.9	0.05	4.2	3.0	470
East	GC5722	63 / -32	325.0	329.0	4.0	15.5	0.15	12.4	3.9	464
East	GC5727	71 / -7	394.0	398.5	4.3	17.7	0.10	1.8	0.6	591
East	GC5730	72 / -21	322.5	323.5	0.9	8.5	0.04	11.3	3.5	519
East	GC5730	72 / -21	356.3	359.6	2.9	7.9	0.14	17.3	3.0	506
East	GC5732	78 / -38	323.1	333.0	9.6	9.8	0.06	11.9	3.0	431
East	GC5741	48 / -54	302.0	303.0	1.0	3.3	0.07	14.9	5.4	396
East	GC5741	48 / -54	304.0	305.7	1.6	3.6	0.04	11.8	3.0	394
East	GC5741	48 / -54	307.8	311.0	3.2	4.1	0.03	13.5	4.0	390
East	GC5741	48 / -54	321.0	324.0	3.0	22.8	0.38	4.6	1.1	379
East	GC5744	46 / -25	342.7	346.1	3.2	7.3	0.06	13.0	3.8	494
East	GC5744	46 / -25	362.8	364.0	1.1	14.5	0.22	24.9	8.8	487
East	GC5747	52 / -37	329.2	330.2	1.0	19.6	0.25	23.2	4.8	447
East	GC5751	75 / -37	298.0	299.0	1.0	14.7	0.00	16.9	5.4	464
East	GC5751	75 / -37	329.0	337.0	7.9	20.4	0.12	10.4	2.5	442
East	GC5753	79 / -55	311.0	333.5	22.0	6.4	0.17	18.7	4.3	369
East	GC5755	92 / -72	356.5	357.5	0.9	28.9	0.16	18.1	5.8	302
East	GC5763	46 / -62	351.0	355.5	4.2	9.2	0.09	12.1	3.8	337
East	GC5765	51 / -46	331.0	333.0	2.0	13.9	0.10	16.2	6.6	412
East	GC5765	51 / -46	341.0	342.5	1.5	8.8	0.08	30.3	8.0	405
East	GC5766	54 / -29	331.0	332.0	1.0	10.2	0.06	15.9	8.3	492
East	GC5766	54 / -29	344.4	347.1	2.7	16.2	0.24	17.7	5.2	484
East	GC5769	56 / -14	364.4	371.0	5.6	26.7	0.35	14.9	4.7	558
East	GC5772	63 / -74	391.7	398.0	5.8	72.3	0.34	4.6	1.4	268
East	GC5778	80 / -62	367.5	380.0	11.1	51.6	0.05	0.1	0.0	312
East	GC5782	119 / -77	415.5	421.3	4.2	13.7	0.11	30.9	8.7	239
East	GC5785	243 / -62	410.0	412.0	1.9	10.1	0.03	21.5	5.3	291
East	GC5785	243 / -62	445.0	448.0	2.9	227.8	2.84	4.2	0.4	261
East	GC5785	243 / -62	474.0	476.0	1.9	32.3	0.55	3.0	0.9	236
East	GC5800	289 / -83	468.0	472.5	4.5	11.5	0.11	20.9	7.5	188
East	GC5804	243 / -90	478.0	482.0	4.0	16.1	0.52	30.6	9.6	175
East	GC5807	135 / -79	505.5	509.5	3.9	7.7	0.07	21.7	7.3	158
East	GC5807	135 / -79	521.0	522.0	1.0	6.2	0.03	22.9	10.4	144
East	GC5814	55 / -82	498.5	501.5	2.9	10.5	0.07	32.3	10.1	160
East	GC5819	46 / -75	498.0	517.0	14.6	27.6	0.27	18.3	6.8	157
East	GC5822	99 / -58	69.0	73.5	3.9	23.5	0.05	17.7	3.7	470
East	GC5822	99 / -58	80.0	82.0	1.6	6.7	0.06	8.2	2.1	462
East	GC5826	223 / -77	383.5	388.8	5.2	7.8	0.18	10.4	3.1	155
East	GC5829	234 / -66	418.5	422.5	3.6	6.1	0.17	23.8	6.1	150
East	GC5836	123 / -74	137.5	140.0	2.5	46.4	0.06	10.9	2.4	397
East	GC5851	14 / -77	123.6	125.0	0.6	6.5	0.04	12.0	3.3	409
East	GC5851	14 / -77	129.0	130.0	0.5	8.7	0.05	7.5	1.7	400
East	GC5851	14 / -77	133.0	140.0	3.2	33.9	0.18	25.7	5.4	394
East	GC5863	123 / 28	338.5	355.5	11.1	12.4	0.07	5.6	2.9	66
East	GC5867	36 / -22	306.0	308.0	1.5	15.2	0.07	6.6	4.3	515
East	GC5869	59 / -53	305.8	309.6	3.6	10.6	0.21	5.4	2.1	390
West	GC5715	80 / 7	99.0	104.0	4.1	7.5	0.03	10.7	5.0	-176
West	GC5715	80 / 7	117.0	118.0	0.8	13.5	0.05	6.5	2.9	-178
West	GC5719	105 / 10	120.2	121.2	1.0	17.6	0.02	22.2	10.2	-167
West	GC5719	105 / 10	130.0	133.5	3.1	26.1	0.00	0.0	0.0	-171
West	GC5724	76 / 25	97.0	104.0	1.6	8.6	0.18	16.0	8.6	-136
West	GC5725	128 / -61	0.0	1.0	1.0	7.5	0.01	22.4	14.4	-170
West	GC5725	128 / -61	28.1	33.2	4.3	3.0	0.01	12.8	6.3	-211
West	GC5725	128 / -61	36.7	41.4	4.2	45.9	0.26	7.9	3.3	-220
West	GC5725	128 / -61	74.5	81.3	6.4	30.8	0.30	13.9	6.8	-271
West	GC5726	210 / -39	19.0	22.7	3.6	10.5	0.02	22.3	12.5	-189
West	GC5726	210 / -39	56.0	71.5	13.9	19.4	0.21	3.1	1.7	-230
West	GC5729	235 / -22	95.4	106.0	4.5	13.4	0.19	13.0	5.9	-217
West	GC5729	235 / -22	172.0	182.7	9.9	36.5	0.15	10.5	4.4	-255
West	GC5729	235 / -22	232.7	254.0	19.0	7.4	0.14	10.1	1.5	-288
West	GC5731	229 / 1	124.0	125.2	1.2	6.4	0.06	30.8	12.0	-148
West	GC5731	229 / 1	144.7	176.0	31.2	55.2	0.16	16.5	8.9	-162
West	GC5731	229 / 1	189.0	195.1	6.1	16.8	0.23	16.0	11.7	-165
West	GC5731	229 / 1	213.8	244.9	31.0	7.6	0.17	23.3	7.2	-167
West	GC5731	229 / 1	259.7	268.3	8.6	15.2	0.05	14.7	7.0	-173
West	GC5731	229 / 1	273.0	285.9	12.9	8.1	0.01	18.5	7.7	-178
West	GC5731	229 / 1	300.0	305.0	5.0	22.7	0.13	1.1	0.6	-176
West	GC5733	63 / -63	1.0	5.6	4.3	19.0	0.05	22.9	11.7	-183
West	GC5733	63 / -63	10.3	21.5	2.8	12.1	0.19	12.5	4.6	-197
West	GC5733	63 / -63	75.0	82.3	5.5	11.7	0.20	3.6	1.4	-251
West	GC5737	91 / -21	6.0	13.0	6.7	12.5	0.27	11.2	5.6	-146
West	GC5737	91 / -21	24.3	25.3	0.7	15.5	0.08	17.1	5.6	-155
West	GC5737	91 / -21	129.6	130.9	1.3	10.9	0.05	18.0	6.0	-235
West	GC5739	108 / -41	13.5	16.1	2.4	11.4	0.12	12.4	3.7	-151
West	GC5739	108 / -41	19.5	20.5	0.9	3.4	0.08	7.4	1.5	-156
West	GC5739	108 / -41	89.2	92.2	2.5	0.9	0.01	15.1	5.2	-236
West	GC5739	108 / -41	117.3	118.5	1.0	10.1	0.13	29.4	10.4	-266
West	GC5740	154 / -52	0.0	3.5	3.3	5.9	0.05	9.2	5.7	-137
West	GC5740	154 / -52	7.8	11.3	3.4	32.1	0.03	23.7	12.8	-147
West	GC5740	154 / -52	16.1	20.0	3.5	13.0	0.13	18.2	5.4	-159
West	GC5740	154 / -52	65.2	67.1	1.9	4.8	0.06	11.7	5.2	-221
West	GC5740	154 / -52	82.0	83.0	1.0	32.6	0.45	6.3	2.4	-241
West	GC5742	199 / -38	32.0	82.5	47.2	37.0	0.26	18.3	9.5	-198
West	GC5742	199 / -38	101.5	113.5	11.0	6.3	0.06	8.1	3.5	-222
West	GC5742	199 / -38	163.0	164.0	0.9	12.5	0.07	26.6	10.3	-254
West	GC5746	82 / -2	19.0	22.2	3.1	60.5	0.09	10.0	4.7	-139
West	GC5746	82 / -2	113.0	126.3	12.6	6.4	0.06	10.3	3.1	-172
9A	GC5622	63 / 78	246.0	247.0	1.0	11.9	0.07	0.1	0.0	10
Gallagher Fault Block	GC-5728	243 / -13	727.8	732.0	3.8	4.3	0.06	5.2	2.9	-1448
Gallagher Fault Block	GC-5728	243 / -13	758.4	771.7	13.3	4.5	0.09	8.1	4.9	-1456

Casa Berardi, Quebec
Zone	Drillhole Number	Drill Hole Azm/Dip	Sample From (feet)	Sample To (feet)	Est. True Width (feet)	Gold (oz/ton)	Depth From Mine Surface (feet)
113 Zone	CBW-1182	334 / 20	793.8	806.9	12.5	0.02	-2976
113 Zone	CBW-1183	334 /-2	624.8	634.7	9.5	0.56	-3284
113 Zone	Including		631.7	634.7	2.6	1.61	-3284
113 Zone	CBW-1183	334 /-2	733.1	747.8	14.1	0.06	-3313
113 Zone	Including		742.9	745.5	2.6	0.18	-3314
113 Zone	CBW-1183	334 /-2	799.7	802.9	3.0	0.08	-3330
113 Zone	CBW-1183	334 /-2	815.4	820.0	4.3	0.03	-3334
113 Zone	CBW-1186	336 / 10	728.2	742.9	14.8	0.02	-3122
118 Zone	CBP-1175	350 /-4	312.3	321.8	8.2	0.19	-3632
118 Zone	Including		312.3	315.5	2.6	0.41	-3632
118 Zone	CBP-1176	330/-13	317.5	324.7	5.9	0.10	-3677
118 Zone	Including		317.5	321.1	3.0	0.21	-3676
118 Zone	CBP-1179	309 / 4	909.2	922.7	8.2	0.20	-3585
118 Zone	Including		909.2	912.8	1.3	0.67	-3585
118 Zone	CBP-1180	354 /-55	280.8	290.6	6.2	0.02	-3829
118 Zone	CBP-1182	354 / 4	272.9	282.7	7.9	0.03	-3062
118 Zone	CBP-1186	56 /-50	323.1	335.5	8.2	0.05	-3325
118 Zone	Including		327.3	329.3	1.3	0.31	-3325
118 Zone	CBP-1187	46 /-20	275.5	286.7	10.5	0.06	-3169
118 Zone	Including		278.8	283.7	4.6	0.13	-3169
119 Zone	CBP-1162	179 /-11	788.2	801.3	12.1	0.00	-1080
119 Zone	CBP-1163	180 /-1	704.2	713.4	4.9	0.02	-944
119 Zone	CBP-1164	186 /-19	775.7	791.5	13.8	0.05	-1153
119 Zone	Including		784.9	786.9	1.3	0.29	-1153
119 Zone	CBP-1165	188 /28	694.4	709.1	12.8	0.00	-626
119 Zone	CBP-1169	169 /-35	629.1	645.5	14.8	0.16	-1286
119 Zone	Including		642.9	645.5	2.0	0.61	-1289
119 Zone	CBP-1169	169 /-35	662.6	682.2	18.7	0.08	-1305
119 Zone	CBP-1169	169 /-35	688.8	701.9	12.5	0.08	-1317
119 Zone	Including		700.6	701.9	1.3	0.31	-1320
123 Zone	CBP-1213	28 /-76	1538.6	1547.8	5.9	0.11	-4954
123 Zone	Including		1543.2	1547.8	3.0	0.22	-4956
123 Zone	CBP-1215	40 /-57	995.8	1018.4	21.0	0.17	-4268
123 Zone	Including		995.8	999.1	2.6	0.26	-4261
123 Zone	CBP-1216	74 /-83	2481.0	2495.8	8.2	0.02	-5891
148 Zone	CBE-0248	341 /-29	1279.5	1299.2	16.7	0.05	-2180
148 Zone	CBE-0249	351 /-28	1288.7	1306.8	16.1	0.05	-2147
148 Zone	CBE-0250	351 /-39	1351.4	1363.8	9.8	0.03	-2326
148 Zone	CBE-0251	351 /-55	1520.9	1550.5	19.7	0.04	-2713
148 Zone	CBE-0251	351 /-55	2307.8	2316.3	6.2	0.06	-3273
148 Zone	CBE-0253	7 /-40	1570.5	1581.3	8.2	0.04	-2490
148 Zone	CBS-22-063	329 /-69	1599.0	1603.9	3.0	0.14	-1425

Contacts

For further information, please contact:
Anvita M. Patil
Vice President, Investor Relations and Treasurer

Cheryl Turner
Communications Coordinator

800-HECLA91 (800-432-5291)
Investor Relations
Email: hmc-info@hecla-mining.com
Website: www.hecla-mining.com